UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. ___)
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☐ Preliminary Proxy Statement
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☐ Soliciting Material Pursuant to § 240.14a-12
EDGIO, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Stockholders:
2023 was a year of significant transformation for Edgio. We encountered both expected and unforeseen challenges, including the ongoing integration of the Edgecast business, economic headwinds, and an unexpected financial restatement. Despite these challenges, our team remained unwaveringly dedicated to executing our strategic vision. And, customer feedback reaffirms that Edgio is the preferred partner for creating more valuable connected digital experiences.
We've seen our strategy validated through successful partnerships with tech-savvy, industry-leading clients. Moreover, we've been making substantial strides in enhancing profitability and seamlessly integrating the combined capabilities of our Layer0 and Edgecast acquisitions.
With the financial restatement now behind us, we continue to be laser-focused on the strategy we outlined in 2021 - transforming the company from a commodity-based CDN to an ARR-based edge solutions company. This evolution, combined with thoughtful capital restructuring, will help drive Edgio to profitability in 2024 and beyond. Following are the primary areas of focus that will continue to support this ongoing strategy.
Bringing to market edge-enabled applications, security and streaming solutions delivered on a globally scaled edge network
In today’s digital environment, it's imperative for companies to deliver the best possible experience for their customers – whether that’s via their web properties or streaming content. And, they must do it securely. Our solutions connect our clients’ valuable digital content to their customers with speed, security and an exceptional customer experience enabling our clients to achieve the best possible business outcome.
Earlier this year we announced version 7 of our Application Suite. This fully integrated workflow and orchestration technology stack enables companies with high-stakes web properties to deliver unmatched business outcomes with sub-second speed, lower operating costs and improved security. Part of the Application Suite is our native-built holistic security offering which includes the full spectrum of web and API security, including DDoS protection, Advanced Bot Management, and API protection.
In our Media suite, we are focusing on solutions that allow customers to automate complex content workflows, scale on demand, and monetize with confidence. With a flexible solution and access to pre-integrated partner technologies, Edgio helps media companies build a seamless OTT ecosystem from start to finish. Plus, our expert services and managed operations ensure everything runs smoothly.
Growth enablement
With a heightened focus on strengthening our product portfolio, we have not only made significant progress reducing customer churn in our application business, but our renewal bookings continue to grow as well. We have rebuilt our marketing organization with a strong focus on demand generation, re-organized our sales organization, and put a renewed focus on sales training and enablement. We are beginning to see the benefits of these changes and as uncertainty surrounding our restatement wanes, we expect continued improvements in the growth of qualified pipeline, the conversion rates of that pipeline and subsequent bookings. We have also expanded our routes to market with the addition of new channel partners and the expansion of existing channel relationships, including AWS.
Improving profitability
We continue to focus on improving our unit economics with detailed plans that reduce our hosting, bandwidth and peering costs. Leveraging our Open Edge platform – a fully managed CDN service embedded within an ISP’s network, we are able to have more capacity and a faster network without having to own those assets. Running the network inside an ISP means we get content closer to the end user more efficiently and effectively, while being able to share in revenue with the ISP. This ultimately reduces cost and reduces CapEx and most importantly improves experience for the end user. We will remain focused on becoming a more asset light company as we continue to expand our higher margin edge software and security applications. And, in pursuit of a more streamlined and agile operating model, we have undertaken rigorous initiatives to optimize processes, foster innovation, and adapt swiftly to market dynamics.

We are fully committed to improving the efficiency and agility of our company's operations. Over the past year, we've introduced new products and talent to the organization as well as implemented cost-saving processes.
Aligning capital structure with our strategy
Successfully navigating our transformation requires a capital structure that is aligned with strategic objectives and timelines. We continue to explore various options to support improved company liquidity and address the maturation of our convert. While the current capital markets for small cap businesses are difficult, we believe that the meaningful improvements in EBITDA and gross margin will provide us the best set of options to pursue.
In closing, with the restatement and associated reporting requirements behind us, our full attention is on executing the transition plan initially articulated in 2021. We continue to make notable progress on that plan and believe we have put the building blocks in place for multiple years of profitable growth.
More details on the strategy highlighted in this letter will be shared in an upcoming strategy update meeting. An announcement of the date and participation details will be shared approximately one month in advance of the event via press release. Please join us for the discussion where feedback and questions will be welcome.
I thank you for your continued support and investment in us. Together, let’s continue to build a great company.

Bob Lyons
CEO

Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

Date:	Thursday, November 16, 2023
Time:	12:00 p.m. EST
Place:	Virtual Meeting of Stockholders
www.virtualshareholdermeeting.com/EGIO2023
Dear Stockholders:
You are cordially invited to attend the Edgio 2023 Annual Meeting of Stockholders. Stockholders will be able to attend the annual meeting by visiting www.virtualshareholdermeeting.com/EGIO2023 and using the 16-digit control number included in your proxy materials. You will not be able to attend the annual meeting physically in person. For purposes of attendance at the annual meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the annual meeting.
Matters to be voted on

1.	Election of Walter Amaral, Scott Genereux, and Patricia Hadden as Class I directors.
2.	Ratification of Ernst & Young LLP as Edgio's independent registered public accounting firm.
3.	Non-binding advisory approval of the compensation of Edgio's named executive officers.
4.	Non-binding advisory approval of the frequency of advisory approval of compensation of Edgio's named executive officers.
5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Our board of directors recommends that you vote “FOR” the director elections named in Proposal One, “FOR” the ratification of the appointment of Ernst & Young LLP as Edgio’s independent registered public accounting firm as described in Proposal Two, “FOR” the non-binding advisory approval of the compensation of Edgio’s named executive officers as described in Proposal Three, and “THREE YEARS” for the non-binding advisory vote on the frequency of future advisory votes on the compensation of Edgio’s named executive officers as described in Proposal Four.
These items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on September 18, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.
A Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2022, and how to vote will be mailed on or about October 6, 2023, to all stockholders entitled to vote at the meeting.

By order of the Board of Directors,

Richard P. Diegnan
Chief Legal Officer & Secretary
October 6, 2023
The Proxy Statement and the Annual Report to Stockholders are available free of charge at
https://www.edg.io/annual-meeting-23.
YOUR VOTE IS IMPORTANT. PLEASE VOTE.
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS INCLUDED WITH THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD OR VOTING INSTRUCTION CARD INCLUDED WITH THE PROXY MATERIALS.

PROXY STATEMENT FOR 2023
ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
The enclosed Proxy is solicited on behalf of the Edgio Board of Directors, or Board, for use at the Annual Meeting of Stockholders to be held on Thursday, November 16, 2023, at 12:00 p.m. Eastern time (the Annual Meeting), and at any postponement or adjournment thereof. The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/EGIO2023. At the Annual Meeting, you will be asked to vote on the following matters:

1.	Election of Walter Amaral, Scott Genereux and Patricia Hadden as Class I directors.
2.	Ratification of Ernst & Young LLP as Edgio's independent registered public accounting firm.
3.	Non-binding advisory approval of the compensation of Edgio's named executive officers.
4.	Non-binding advisory approval of the frequency of advisory approval of compensation of Edgio’s named executive officers.
5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

In this Proxy Statement, the terms "Edgio," "we," "us," and "our" in this document refer to Edgio, Inc.
Please see the section titled "General Information" for more information concerning accessing proxy materials and voting your shares at our Annual Meeting of Stockholders.

We made this proxy statement and our Annual Report to stockholders for the fiscal year ended December 31, 2022, available to stockholders on October 6, 2023.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 Forward-looking statements generally can be identified because they are not limited to historical fact or they use words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” and similar expressions that concern Edgio’s strategy, plans, intentions, or beliefs about future occurrences or results. We have based these forward-looking statements largely on our current expectations and projections about future events, as well as trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Forward-looking statements involve, among other things, expectations, projections, and assumptions about our strategic pillars, future priorities, challenges, operating and pricing models, culture, and growth aspirations, the anticipated financial impacts of our recent restructuring, and delivering shareholder value. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements. Investors should carefully consider the risk and uncertainties described in “Item 1A – Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Edgio Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE

Edgio's Board of Directors
The fundamental role of our Board of Directors is to exercise their business judgment to guide Edgio in the strategic direction and affairs that it reasonably believes to be in the best interests of Edgio and its stockholders. The Board's duty is to oversee the CEO and other senior management in their responsible and principled operation of Edgio and in the safeguarding of its assets. The Board is our authoritative decision-making body, except for those matters reserved for stockholders. During fiscal 2022, the Board held eight meetings and acted by unanimous written consent three times during fiscal 2022. All directors attended at least 75% of the meetings of the Board and the committees on which they served.

Board Leadership Structure
Our Board recognizes that effective board leadership structure can be dependent on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of Edgio at any point in time. Edgio's Corporate Governance Guidelines support flexibility in the structure of the Board by enabling the separation of the roles of Chairman of the Board and CEO, which it has done since 2013. The Board believes that its current leadership structure is the most optimal for Edgio, with Mr. Lyons serving as President and CEO, and Mr. Peterschmidt serving as an independent, non-executive Chairman of the Board.

Board Diversity Matrix
The matrix below summarizes certain information regarding the diversity of our Board as of the date of this proxy statement. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix for Edgio, Inc. (As of October 6, 2023)
Total Number of Directors: 9
Part I: Gender Identity	Female	Male	Non-Binary		Did Not Disclose Gender
Directors	2	7	—	—	—

Part II: Demographic Background
African American or Black	—	—	—	—	—
Alaskan Native or American Indian	—	—	—	—	—
Asian	—	1	—	—	—
Hispanic or Latinx	1	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—	—
White	1	6	—	—	—
Two or More Races or Ethnicities	—	—	—	—	—
LGBTQ+	—	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—	—

Information About the Directors and Nominees
Edgio has a classified board. The Edgio board currently consists of three Class I directors, three Class II directors, and three Class III directors. At each annual meeting, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates or until their respective successors are duly elected and qualified.
The Board is presently composed of nine members, eight of whom are independent directors. Robert Lyons, Edgio's CEO, serves as a director on the Board and was re-elected as a Class III Board member in 2022.

Edgio Proxy Statement

Below is a brief account of each director’s business experience and the attributes that led to the conclusion that each director should serve as a director for Edgio. The Board believes that each director and nominee individually has the necessary skills and experiences that, taken together, provide us with the variety and depth of knowledge and judgment necessary to provide effective oversight of Edgio's business.
Class I Directors

Walter D. Amaral
Experienced Financial and Technology Executive
Mr. Amaral, 71, has served as a director on Edgio's Board since 2007, and was the Chairman of Edgio's Board from 2013 through 2021. Mr. Amaral served as Senior Vice President and Chief Financial Officer of SiRF Technology Holdings, Inc., a provider of GPS enabled technology, from 2000 to 2006. Prior to that, from 1997 to 2000, Mr. Amaral served as Senior Vice President and Chief Financial Officer of S3 Incorporated. From 1995 to 1997, Mr. Amaral served as Senior Vice President and Chief Financial Officer of NetManage, Inc., a software company. From 1992 to 1995, Mr. Amaral served as Senior Vice President and Chief Financial Officer of Maxtor Corporation, a computer storage device company. From 1977 to 1992, Mr. Amaral worked in several finance and marketing positions, the most recent of which was Corporate Controller, at Intel Corporation. Mr. Amaral holds a B.S. in Accounting from California State University, San Jose.
Mr. Amaral served as the Chairman of Edgio's Board for eight years and is currently the Chairman of the Audit Committee. Mr. Amaral also serves as a member of Edgio's Compensation Committee and Nominating and Governance Committee. He brings a valuable perspective to the Board and the Audit Committee based on his extensive financial and business executive leadership experience in the technology and software industries, having served as Senior Vice President and Chief Financial Officer of each of SiRF Technology Holdings, S3, NetManage, and Maxtor Corporation. In addition, Mr. Amaral has an educational background in accounting. Mr. Amaral’s background and experience makes him qualified to serve as the Audit Committee Financial Expert. As a result of these and other professional experiences, Mr. Amaral possesses particular knowledge and experience in software and other technology industries and has relevant accounting and financial expertise and independence that strengthens the Board’s collective qualifications, skills, and experience.

Scott Genereux
Senior Vice President and CRO, Rockwell Automation
Mr. Genereux, 60, has served as a director on Edgio's Board since 2017. Mr. Genereux is a member of the Compensation Committee and served as the Chair of Edgio's Compensation Committee through the 1st half of 2022. Mr. Genereux is also a member of the Nominating and Governance Committee and recently transitioned to Chair of the Nominating and Governance Committee. Mr. Genereux has been the Senior Vice President and Chief Revenue Officer of Rockwell Automation, the world's largest company dedicated to industrial automation and digital transformation, since 2021. Prior to that, from 2017 to 2020, Mr. Genereux was the Executive Vice President of Worldwide Field Operations at Veritas, a provider of information management services that enable organizations to harness the power of information. From 2012 through 2017, Mr. Genereux was at Oracle, a provider of comprehensive and fully integrated stack of cloud applications and platform services. At Oracle, he served as the SVP of Cloud Converged Infrastructure from 2014 through 2017, and the SVP of Global Cloud Infrastructure from 2012 through 2014. From 2010 through 2012, Mr. Genereux was the President and CEO of Nirvanix, a provider of enterprise-class cloud storage services designed specifically for customers with expectations of extreme security, reliability and redundancy. Mr. Genereux has also held senior executive positions with QLogic, DataDirect Networks, and Hitachi, Ltd. Mr. Genereux received his BS in Management Information Systems from California State University at Northridge in 1988. He is also an alumnus of Harvard Business School’s Advanced Management Program in 2004.
Mr. Genereux has been a sales and marketing executive for nearly three decades. Mr. Genereux is the Senior Vice President and Chief Revenue Officer of Rockwell Automation, and held executive positions at Veritas, Oracle,

Edgio Proxy Statement

Nirvanix, QLogic, DataDirect Networks, and Hitachi. Mr. Genereux's deep understanding of sales and marketing strategy, his vision, and years of executive leadership strengthen the Board’s collective qualifications, skills, and experience.

Patricia Hadden
Senior Vice President, Google
Ms. Hadden, 47, has served as a director on Edgio's Board since 2018. Ms. Hadden serves on Edgio's Nominating and Governance Committee. Since 2021, Ms. Hadden has been head of Google Growth Lab, a global growth marketing center of excellence supporting Google’s consumer apps, devices, and business solutions that billions of users choose every day. Previously, Ms. Hadden was head of Growth Marketing and part of the launch executive team at NBCUniversal’s streaming service, Peacock TV. She held other executive roles at NBCUniversal including Senior Vice President, Investment Partnerships and Audience Development of Digital Enterprises. Prior to NBCUniversal, Ms. Hadden was the Chief Marketing Officer for Shazam, a mobile application that recognizes music, television, and media. Earlier in her career, she held senior management positions at Ouya, Hulu and Home Box Office. Ms. Hadden received her B.A. from Middlebury College and her M.B.A. with distinction in Marketing and Finance from Columbia Business School in New York.
Ms. Hadden brings to the Edgio Board executive leadership and a deep industry knowledge with a thorough understanding of the business model and the critical needs of the video content delivery customer. Ms. Hadden possesses particular knowledge and experience that strengthens the Edgio Board’s collective qualifications, skills, and experience.
Class II Directors

Doug Bewsher
Executive-in-Residence, ArrowRoot Capital
Mr. Bewsher, 54, has served as a director on Edgio's Board since 2017. Mr. Bewsher serves on Edgio's Nominating and Governance Committee. Since 2021, Mr. Bewsher has been an Executive-in-Residence at ArrowRoot Capital, a global growth equity firm focused on investments in B2B software companies. Prior to that, from 2014 through 2021, Mr. Bewsher was the Chief Executive Officer of Leadspace, the leading Customer Data Platform for B2B Sales and Marketing. From 2012 through 2013, Mr. Bewsher was the Chief Marketing Officer at Salesforce, the world's pre-eminent enterprise cloud software company, following his role as Chief Marketing Officer for Skype through its sale to Microsoft. Mr. Bewsher has also held senior leadership positions on both the advisory and client side of marketing, including co-leading McKinsey's North American CRM Practice, running the San Francisco office for Digitas, and serving as Global Customer Marketing Director for Vodafone PLC. Mr. Bewsher received his MBA from INSEAD Paris in 1996, and his MA in Physics from Oxford University in 1989.
Mr. Bewsher brings to Edgio's Board years of experience as a marketing executive. In addition to his current role as Executive-in-Residence at ArrowRoot Capital, Mr. Bewsher was the Chief Executive Officer at Leadspace, and was the Chief Marketing Officer at Salesforce and Skype, and held other senior leadership positions at McKinsey, Digitas, and Vodafone. Mr. Bewsher's experience and instincts in marketing, and his strategic business savvy strengthen the Board’s collective qualifications, skills, and experience.

Dianne Ledingham
Experienced Technology and Software Executive – Bain & Company
Ms. Ledingham, 60, has served as a director on Edgio's Board since 2022. Ms. Ledingham serves as Chair of the Compensation Committee and is a member of the Audit Committee and Nominating and Governance Committee. Ms. Ledingham is an Advisory Partner in Bain & Company’s Boston office, a leader in Bain’s Customer Strategy &

Edgio Proxy Statement

Marketing practice, and the firm’s Telecom, Media and Technology practices. With her 30-plus year tenure at Bain, Ms. Ledingham is one of the firm’s most prominent leaders in commercial and sales excellence with experience across a range of industries and particular depth in technology and software. In addition, Ms. Ledingham has served on each of Bain’s governance committees including serving on Bain’s Board of Directors, serving on Bain’s Global Compensation and Promotion Committee, including as elected Chair, and serving on Bain’s Global Nominating Committee, as elected Chair. Additionally, Ms. Ledingham is currently serving on the board of City Year Boston, and former Chair, as well as Treasurer on the board of Ventures for Hope. Ms. Ledingham holds a degree in electrical engineering with honors from Brown University and an M.B.A. degree with distinction from Harvard Business School.
Ms. Ledingham brings to Edgio's Board years of experience as an advisor in the telecom, media and technology industry. Ms. Ledingham’s experience in technology and software strengthen the Board’s collective qualifications, skills and experience.

E-Fei Wang
Apollo Global Management
Mr. Wang, 30, has served as a director on Edgio's Board since 2022. Mr. Wang is a member of the Nominating and Governance Committee. E-Fei Wang is an associate at Apollo, where he has worked since 2017, focusing on private equity investing across various sectors, including industrials, metals, aerospace, packaging, travel and Internet/media. Prior to joining Apollo, Mr. Wang was an investment banking analyst at Evercore from 2015 through 2017. Mr. Wang serves on the Board of Directors of Yahoo!. Mr. Wang graduated from Rice University with a BA in Chemical and Biomolecular Engineering.
Mr. Wang brings to Edgio's Board years of experience in investment banking and strategic investing. Ms. Wang’s investment advisory experience in technology strengthens the Board’s collective qualifications, skills and experience.
Class III Directors

Robert Lyons
President and CEO, Edgio, Inc.
Mr. Lyons, 55, has served as our Chief Executive Officer and Director since February 2021. Prior to joining Edgio, from July 2018 to January 2021, Mr. Lyons was most recently CEO of Alert Logic, a global leader in cybersecurity, specifically in managed threat detection and response. There, he led the company through a multi-year strategic reposition that resulted in becoming a global leader in cybersecurity, specifically in managed threat detection and response. Prior to Alert Logic, from February 2014 to January 2018, Mr. Lyons held executive positions, including President, at Connexions Loyalty/Affinion Group, a leader in customer engagement and loyalty solutions. Mr. Lyons has also previously held executive positions at Ascend Learning, Stream Global Services, Avaya, Convergys, and United Health Care.
As Edgio's President and CEO, Mr. Lyons is uniquely qualified to lead Edgio into the next phase of accelerated growth, profitability, and innovation. His passion for the customer and demonstrated track record of building high performing, innovative organizations aligns with Edgio's strategic objective to build on Edgio's current strengths and become a leader in delivering edge-based solutions. As Edgio's CEO, Mr. Lyons is engaged in all aspects of Edgio's business, and is able to provide an insider’s perspective in Board discussions about the business and strategic direction of Edgio. He is a seasoned leader with deep experience in scaling technology businesses and creating stockholder value, all of which are relevant to leading Edgio as CEO, and influencing Edgio's strategic direction as a member of Edgio's Board.

Edgio Proxy Statement

Mr. Lyons earned his master’s degree in management and technology from Rensselaer Polytechnic Institute in Troy, New York, and a bachelors’ degree in business management from Moravian College in Bethlehem, Pennsylvania.

Reed Rayman
Partner, Apollo Global Management
Mr. Rayman, 37, has served as a director on Edgio's Board since 2022. Mr. Rayman serves on Edgio's Nominating and Governance Committee. Reed Rayman is a partner at Apollo, where he has worked since 2010. Mr. Rayman previously was employed by Goldman Sachs & Co. in both its Industrials Investment Banking and Principal Strategies groups from 2008 to 2010. Mr. Rayman serves on the board of directors of ADT, Yahoo!, Careerbuilder, Shutterfly, Coinstar and EcoATM. He previously served on the board of directors of Mood Media and Redbox. Mr. Rayman graduated cum laude from Harvard with an AB in Economics. He is actively involved with the TEAK Fellowship, having served as a mentor and on the Next Generation Board, and also serves on the Private Equity Executive Council of the UJA Federation of New York.
Mr. Rayman’s financial and business leadership experience as Partner at Apollo and his prior investment banking experience provides a strong financial and strategic investment banking experience to the Board. He also has an educational background in economics. As a result of these and other professional experiences, Mr. Rayman possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

David C. Peterschmidt
Non-Executive Chairman, Edgio
Mr. Peterschmidt, 71, has served as a director on Edgio's Board since 2007, and was appointed as the Chairman of Edgio's Board in April 2021. Mr. Peterschmidt was the Chief Executive Officer and member of the board of directors of CIBER, Inc., a global information technology consulting services and outsourcing company from 2010 to 2014. Prior to joining CIBER, Inc., Mr. Peterschmidt served as President and Chief Executive Officer of Openwave Systems, Inc. from 2004 to 2007. Prior to that, Mr. Peterschmidt served as Chief Executive Officer and Chairman of Securify, Inc., from 2003 to 2004 and also as Chief Executive Officer and Chairman of Inktomi, Inc. from 1996 to 2003. Mr. Peterschmidt received a B.A. in Political Science from the University of Missouri and an M.A. from Chapman College.
Mr. Peterschmidt is a strong partner and brings to Edgio's Board, Compensation Committee and Audit Committee a broad range of operational and transformational experience in technology coupled with deep understanding of Edgio's business and industry. Mr. Petershmidt's significant business and financial leadership experience includes having served as the Chief Executive Officer of each of CIBER, Openwave Systems, Securify, and Inktomi. Mr. Peterschmidt also has outside director experience as a director of Savvis Corporation and CIBER. As a result of these and other professional experiences, Mr. Peterschmidt possesses particular knowledge and experience and has relevant accounting and financial expertise and independence that strengthens the Board’s collective qualifications, skills, and experience. His experience also uniquely qualifies him to lead Edgio's Board as we position Edgio for growth, profitability, and creation of stockholder value.
Board, Committee Composition, and Independence Determinations
Edgio's directors are divided into three classes, with each class of directors serving for staggered three-year terms. Edgio's Board has three standing committees: Audit, Nominating and Governance, and Compensation. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board, and are non-executive directors. The Board has determined that the members of each committee meet the requirements for independence under applicable Nasdaq and SEC rules and regulations for committee membership. The Board further

Edgio Proxy Statement

determined that none of its current directors, except Edgio's CEO, Bob Lyons, have any material relationship with Edgio, and are each independent.
The Nominating and Governance Committee made changes to its members in May 2023 in order to streamline processes and better allocate board expertise and resources. Each committee, its membership as of July 1, 2023, its function, and the number of meetings held during fiscal 2022 are described below.

				Committee Memberships
Name and Title	Director Since	Class (1)	Independent	Audit	Comp	Nom & Gov
WALTER D. AMARAL	2007	Class I	✔
SCOTT GENEREUX	2017	Class I	✔
PATRICIA HADDEN	2018	Class I	✔
DOUG BEWSHER	2017	Class II	✔
DIANNE LEDINGHAM(2)	2022	Class II	✔
E-FEI WANG(3)	2022	Class II	✔
REED RAYMAN(3)	2022	Class III	✔
DAVID C. PETERSCHMIDT	2007	Class III	✔
Non-Executive Chairman
BOB LYONS	2021	Class III
President and CEO

(1)	Terms for Class I directors expire at the 2023 Annual Meeting.

(2)	Effective June 15, 2022, Dianne Ledingham was appointed to the Board as a new independent director to fill a newly created vacancy.

(3)
Effective June 15, 2022, Jeffrey T. Fisher and Marc DeBevoise resigned from the Board in connection with the stock purchase transaction between Edgio and College Parent that closed on June 15, 2022. Reed Rayman and E-Fei Wang were appointed to the Board to fill the vacancies. Messrs, Rayman and Wang were appointed by College Parent in accordance with the Stockholders Agreement by and between College Parent and the Company whereby College Parent has a contractual right to designate directors to fill a board position in Class I, II and III. Mr. Rayman filled a board position in Class III and Mr. Wang filled a board position in Class II. College Parent has not proposed a candidate to fill a board position in Class I.

Audit Committee
Our Audit Committee's primary function is to oversee our corporate accounting and financial reporting process. Additionally, the Committee:

➢	evaluates our independent registered public accounting firm’s qualifications, independence, and performance

➢	determines the engagement of our independent registered public accounting firm

➢	approves the retention of our independent registered public accounting firm to perform any proposed permissible non-audit services

➢	monitors the rotation of partners of our independent registered public accounting firm on our engagement team as required by law

➢	reviews our financial statements and reviews our critical accounting policies and estimates

Edgio Proxy Statement

➢
reviews and discusses with management and our independent registered public accounting firm the annual audit results, and our quarterly and annual financial statements, including any major issues regarding accounting, disclosure, auditing procedures and practices, and the adequacy of internal controls that could materially affect our financial statements

The Audit Committee held four meetings and acted by unanimous written consent two times during fiscal 2022.
Nominating and Governance Committee
Our Nominating and Governance Committee's purpose is to oversee and assist our Board in reviewing and recommending nominees for election as directors. Additionally, the Committee:

➢	assesses the performance of our Board

➢	directs guidelines for the composition of our Board to ensure that it is properly constituted to meet its fiduciary obligations to our stockholders

➢	reviews, and investigates as necessary, any concerns regarding non-financial matters reported on our corporate governance hotline

➢	reviews and administers our corporate governance guidelines, and ensures that we have and follow appropriate corporate governance standards

➢	oversees succession planning and talent development for our CEO and key executives
The Nominating and Governance Committee held one meeting during fiscal 2022.
Director Qualifications
The Nominating and Governance Committee's objective is to ensure that the Board is properly constituted to meet its fiduciary obligations to Edgio's stockholders and that Edgio has and follows appropriate corporate governance standards. Starting from this objective, the Committee seeks director candidates for nomination and appointment who have, among other things, diverse executive leadership experience, excellent decision-making skill, business acumen, relevant expertise, integrity, and sound business judgment. The Committee also considers uniqueness of perspective, length of service, and other commitments. The Committee believes that at least one member of the Board meets the criteria as an audit committee financial expert, and that a majority of the members of the Board meet the Nasdaq independent director standard. The Committee also believes it may be appropriate for certain members of Edgio's management, in particular the CEO, to participate as a member of the Board. Please see “Information About the Directors and Nominees” for a discussion of the particular experience, qualifications, attributes, and skills relative to each member of the Board that led the Board to conclude that each director should serve on Edgio’s Board.
Identification and Evaluation of Nominees for Directors
The Committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of the Board with skills and experience that are relevant to Edgio's business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of such class of directors does not wish to continue in service, or if the Committee or the Board decides not to nominate a member of such class of directors for re-election, then the Committee will identify a new nominee using the qualification criteria described above. Current members of the Committee and the Board are polled for suggestions as to individuals meeting the criteria for nomination. Research may also be performed to identify qualified individuals. The Committee may, in its discretion, engage third party search firms to identify and assist in recruiting potential nominees to the Board. Candidates may also come to the attention of the Committee through management, stockholders, or other persons.
In evaluating a candidate, the Committee may take such measures that it considers appropriate, including candidate interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to

Edgio Proxy Statement

gather additional information, or reliance on the knowledge of the members of the Committee, the Board, or management. The Committee does not implement a different evaluation process for candidates that are nominated for election to the Board by stockholders or other persons.
After such review and consideration, the Committee selects, or recommends that the Board select, the slate of director nominees.
Diversity and Inclusion
The Board believes that it should seek diversity in experience and viewpoint to be represented on the Board. In selecting a director nominee, the Nominating and Governance Committee focuses on a combination of skills, professional expertise, background, and diverse viewpoints that would complement the existing Board, recognizing that Edgio’s businesses and operations are diverse and global in nature.
Compensation Committee
Our Compensation Committee oversees our compensation program. Additionally, the Committee:

➢	reviews and recommends compensation and benefits policies of our officers and employees

➢	reviews and approves corporate goals and objectives relevant to compensation of the CEO, executives, and certain other key employees

➢	evaluates the performance of our executives in light of established goals and objectives

➢	sets the compensation of our executives

➢	administers the issuance of equity awards under our equity incentive plans

➢	reviews and approves a report on executive compensation and a compensation discussion and analysis for inclusion in our proxy statement
The Compensation Committee held four meetings and acted by unanimous written consent on four occasions during fiscal 2022.
Corporate Governance Guidelines and Committee Charters
Edgio's Board's foundational governance policies, including Edgio's Corporate Governance Guidelines, Code of Ethics and Business Conduct (the Code of Ethics), and the committee charters, are available at https://investors.edg.io. From this landing page, hover over the section titled “Corporate Governance” located on the navigation bar at the top of the page, which will reveal a short drop down menu. On this menu, click on “Governance Documents.” Here, you will find Edgio's Code of Ethics, Corporate Governance Guidelines, and Board committee charters.
Corporate Governance Practices and Policies
Edgio's Board engages in the following governance practices designed to establish an independent perspective, observe prevailing governance practices, and align Board member and stockholder interests:

Chairman and CEO role separation
Our CEO is able to concentrate on providing leadership to Edgio and our non-executive Chairman provides independent Board leadership and presides over all Board meetings and executive sessions without members of management.

Director independence	Eight out of nine of our Board positions are held by strong and sophisticated independent directors with substantial executive leadership experience.
Outside advisors	The Board and its committees may independently engage outside advisors.

Edgio Proxy Statement

Board size and tenure mix
The Board has focused on having an appropriate tenure mix, with the average tenure just over 5 years. Three new directors have been added in 2022. The Board has the flexibility to modify the size of the Board to ensure that it is composed of the right mix of skills and attributes necessary to fulfill its duties.

Director stock ownership and holding requirements	Each non-executive director is required to own our common stock with a market value of at least 5 times their annual cash retainer.
Board and committee self-evaluations
Our Board and committees regularly conduct performance self-evaluations facilitated by an independent third party. Throughout the process, directors are encouraged to provide feedback on individual director performance.

Director orientation	All new non-executive directors participate in our director orientation program.
Director education
Director education is provided through board materials and presentations, and other resources. Individual directors may periodically observe operational meetings. Directors are also encouraged to participate in ongoing education, and the Board considers more formal director education from time to time.

Audit Committee financial expertise	The Board has determined that all members of our Audit Committee have financial expertise and the Chairperson qualifies as an audit committee financial expert.
Majority voting	We have a majority voting standard for uncontested director elections with a resignation policy.
Succession planning and talent development	Our Board regularly reviews succession plans for the CEO and certain other senior management positions and oversees executive talent development.
Prohibitions on hedging, pledging, and similar transactions	Our directors, executive officers, and employees are prohibited from short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our common stock.
Compensation Committee interlocks and Insider Participation
No member of our Compensation Committee has ever been an Edgio employee. None of our executives serves, or has in the past year served, as a member of the Board or Compensation Committee of any entity that has an executive serving as a member of our Board.

No related party transactions	There are currently no related person transactions with directors or executive officers.
Executive sessions	Our independent directors of the Board and Audit Committee met in executive session on a quarterly basis, led by the non-executive Chairman.
One share equals one vote	We have a single class of shares with equal voting rights.

Code of Ethics and Business Conduct
Edgio has adopted a code of ethics that applies to Edgio's CEO, CFO and all other Edgio employees, officers and directors. Our Code of Ethics can be found on our invest website, https://investors.edg.io. From this landing page, hover over the section titled “Corporate Governance” located on the navigation bar at the top of the page, which will reveal a short drop down menu. On this menu, click on “Governance Documents.” Here you will find our Code of Ethics, Corporate Governance Guidelines, and Board committee charters.
With input from relevant members of management, Edgio regularly reviews and, where necessary or desired, updates our Code of Ethics and related policies. The Board reviews and approves the Code of Ethics annually.
Edgio intends to satisfy any disclosure requirement regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on Edgio's website, on the webpage found by clicking through to “Code of Ethics” as specified above.
Risk Oversight
Our management has responsibility to manage risk and to bring to the Board’s attention Edgio's most material risks. The Board has oversight responsibility of the processes established to report and monitor systems for Edgio's most material risks. The Board considers strategic and operational risks and opportunities, and regularly receives

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reports from the Board committees regarding risk oversight in their respective areas of responsibility. The Audit Committee regularly reviews treasury risks (insurance, credit, and debt), financial and accounting, legal and compliance risks, information technology security risks and other risk management functions. The Nominating and Governance Committee considers risks related to succession planning, enterprise risk and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board. The Compensation Committee considers risks related to the attraction and retention of executives, as well as risks relating to the design of employee compensation programs and arrangements. We have determined that it is not reasonably likely that Edgio’s compensation and benefit plans would have a material adverse effect on Edgio.
Stock Ownership Requirements for Non-Executive Directors
In 2021, the Board adopted stock ownership guidelines with respect to non-executive directors. The guidelines provide that each non-executive director is required to own Edgio stock with a market value of at least five times his or her annual cash retainer ($40,000, or in the case of the Chairperson, $50,000). Each director has up to three years from the adoption date of the guidelines or three years following election to the Board to comply with this requirement. If a director fails to meet the ownership guidelines, the director will not be permitted to sell any shares of our common stock until the director has exceeded the required ownership level.
Annual Meeting Attendance
We do not have a formal policy regarding attendance by members of our Board at our annual meetings of stockholders. However, we encourage, but do not require, members of our Board to attend our annual meetings of stockholders. David Peterschmidt, Non-Executive Chairman of the Board, and Walter Amaral attended our 2022 annual meeting of stockholders.
Communicating with the Board of Directors
Any stockholder who desires to contact any of the members of our Board may write to the following address:
Board of Directors
c/o Corporate Secretary, Edgio, Inc.
11811 N. Tatum Blvd
Suite 3031
Phoenix, Arizona 85028
Communications received in writing will be collected, organized, and processed by our Secretary, who will distribute the communications to the members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received. Where the nature of the communication warrants, the Secretary may decide to obtain the more immediate attention of the appropriate committee of the Board or an independent director, or our management or independent advisors, as the Secretary considers appropriate.
If you would like to report any issues or concerns regarding Edgio's governance, accounting, internal accounting controls, or auditing matters, you can also do so (on an anonymous basis, if desired) using our confidential Corporate Governance Hotline, which is available to you 24x7x365 by phone or secure web form, accessible on our investor website https://investors.edg.io or at https://www.whistleblowerservices.com/edg/.
Stockholder Recommendations and Nominations
The Committee will review any director candidates recommended by our stockholders who are entitled to vote in the election of directors, provided that the stockholder recommendations are timely submitted in writing to our Corporate Secretary, along with all required information, in compliance with our bylaws and the rules and regulations of the SEC. In general, these deadlines and requirements are described above under “Deadlines for Receipt of Stockholder Proposals” in this Proxy Statement. A stockholder desiring to recommend a candidate for election to the Board should direct the recommendation in writing to:

Edgio Proxy Statement

Corporate Secretary, Edgio, Inc.
11811 N. Tatum Blvd
Suite 3031
Phoenix, Arizona 85028
A submitted recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and information regarding any relationships between the candidate and Edgio within the last three years. Any candidates properly recommended in accordance with the foregoing requirements by stockholders will be considered in such manner as the members of our Committee deem appropriate.
Nominees
We have a classified Board. Our Board currently consists of three Class I directors, three Class II directors, and three Class III directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates or until their respective successors are duly elected and qualified.
The Nominating and Governance Committee selected Walter Amaral, Scott Genereux and Patricia Hadden as nominees for election to Class I of the Board at the Annual Meeting. Messrs. Amaral and Genereux and Ms. Hadden are current directors. Mr. Amaral joined the Board of Directors in 2007, Mr. Genereux’s appointment began in 2017 and Ms. Hadden’s appointment began in 2018. If elected, Messrs. Amaral and Genereux and Ms. Hadden will each serve as a director until our annual meeting in 2026, until their respective successors are elected and qualified, or their earlier resignation or removal.

Edgio Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee Report
The material in this report is not deemed soliciting material or filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in those filings.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Edgio board that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted by:
Dianne Ledingham, Chairperson
David C. Peterschmidt
Walter D. Amaral
Scott Genereux
Overview
This Compensation Discussion and Analysis (CD&A) describes the philosophy and objective upon which Edgio's executive compensation program is based and the policies, practices, and components of the program. It also describes how and why the Compensation Committee arrived at specific 2022 executive compensation determinations and the factors that the Compensation Committee considered in making those decisions. It then discusses the compensation paid to each of the following individuals who either served as Edgio's CEO or CFO during fiscal 2022 or were the three highest compensated executives officers who were serving as executive officers at the end of fiscal 2022 (other than our CEO or CFO), who collectively are referred to in this CD&A as Edgio's named executive officers (NEOs): Robert Lyons, Stephen Cumming, Daniel Boncel, Richard Diegnan, Kathy Austin and Nancy Maluso.
Compensation Philosophy and Objectives
Edgio's compensation philosophy is to attract, motivate, and retain talented executives responsible for Edgio's success, which operates in an extremely competitive and rapidly evolving technology industry. With this in mind, Edgio strives to set its compensation programs within the appropriate competitive framework and based on the achievement of its overall financial results, individual contributions, performance by our employees, and each executive’s potential to enhance long-term stockholder value. Within this overall philosophy, Edgio's objectives are to:
The Compensation Committee uses Edgio's compensation philosophy and objectives as a guide in establishing the compensation programs, practices, and packages offered to our executives. The Compensation Committee also uses these objectives in assessing the proper allocation between long- and short-term incentive

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compensation and cash and non-cash compensation, although Edgio has no formal policies requiring any specific allocation.
The compensation for the NEOs generally consists of three primary components: base salary, annual incentive bonus, and equity awards. Other compensation components include severance and change of control provisions, and generally available benefits such as health insurance, 401(k) retirement benefits, and participation in our Employee Stock Purchase Program (ESPP).
The Compensation Committee considers the proper allocation between fixed and variable compensation and long-term and short-term incentives by considering the balance that is required to attract and retain executives and reward them for the short-term success of Edgio's business, while appropriately motivating the executives to strive to achieve Edgio's long-term goals. The Compensation Committee also considers the need to offer compensation packages that are comparable to those offered by companies competing with Edgio for executive talent. In allocating between cash and non-cash compensation, Edgio generally seeks to be in the middle of its peer group for cash compensation, and above average for equity-based compensation so as to align the interests of Edgio's stockholders and its named executive officers. Edgio also believes that generally available benefits should be competitive with the external job market, in order to allow us to attract and retain talent. The Compensation Committee, however, does not have a pre-established policy or target a specific percentile among our peers for the allocation between long- and short-term incentive compensation and cash and non-cash compensation.
Role and Authority of the Board of Directors and the Compensation Committee
The Compensation Committee has decision-making authority with respect to the compensation of the NEOs. In carrying out its responsibilities, the Compensation Committee may engage outside consultants and consult with Edgio's Human Resources department and other Edgio executives as the Compensation Committee determines to be appropriate. The Compensation Committee has engaged Compensia, an executive compensation consulting firm, on numerous occasions since 2007. The Compensation Committee receives compensation assessments following each engagement, and in 2022, the Compensation Committee received advice and guidance from Compensia regarding Edgio's executive compensation strategy and an assessment of the competitiveness of total pay packages for Edgio's executives relative to market and peers. This advice and guidance was used in the development of Edgio's fiscal 2022 executive cash compensation and equity grant planning. The Compensation Committee currently feels that it is adequately and appropriately able to assess and determine the compensation arrangements for the NEOs based on the information provided through the Compensation Committee members’ own experience and knowledge regarding compensation matters and the Compensia report process. The Compensation Committee may delegate any of its responsibilities to one or more directors or to members of management; however, the Compensation Committee has not delegated any of its responsibilities with respect to the NEOs and has no plans to do so. The Compensation Committee does delegate certain responsibilities to Edgio's CEO, as described below.
The Compensation Committee meets as frequently as it deems necessary to address matters within its area of responsibility. During 2022, the Compensation Committee met four times and acted by unanimous written consent on four occasions. The Compensation Committee intends to annually review the base salaries, annual incentive bonuses, and long-term equity incentive awards for executives, including the NEOs. In recent years, the Compensation Committee has reviewed compensation components in the last quarter of each year; however, the Compensation Committee may review and adjust an executive’s compensation at any time during the year if and when the Compensation Committee deems such review to be necessary to align that executive’s compensation with Edgio's compensation philosophy and objectives. The Compensation Committee reviewed all compensation components for the executive team (including the NEOs) in the fourth fiscal quarter of 2022.
Role of Executive Officers in Compensation Decisions
The Compensation Committee meets on occasion with Edgio's CEO to obtain recommendations with respect to the compensation programs, practices, and packages for the NEOs (other than himself). At least annually, the Compensation Committee considers, but is not bound by and does not always accept, Edgio's CEO’s

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recommendations. These meetings typically occur in connection with a quarterly meeting of the Board or as part of a regularly scheduled Compensation Committee meeting.
Edgio's CEO regularly attends the Compensation Committee meetings, but is excused from the meetings as appropriate when matters in which he may have a financial interest are discussed. In addition, other executives or employees sometimes attend the Compensation Committee’s meetings, but they also leave the meetings as appropriate when matters of executive compensation are discussed. The Compensation Committee considers and discusses Edgio's CEO’s compensation package without him present.
The Compensation Committee has delegated limited, non-exclusive authority to Edgio's CEO to grant equity awards to non-executives within certain parameters. The CEO may grant awards only with respect to employees or prospective employees at or below the level of Vice President. These equity award grant recommendations are made as part of Edgio's formal equity award grant process, pursuant to which management submits equity award recommendations to the CEO (with respect only to employees whose position is at or below the level of Vice President). Edgio's Compensation Committee has approved an equity grant policy, which includes an equity award matrix that provides the equity incentive ranges for employees based on title, job responsibilities, seniority, and other factors. This policy is reviewed and approved annually by the Compensation Committee. Each month, Edgio's Human Resources department prepares a proposed grant list and confirms that the proposed awards are within the allowable grant ranges in the policy. The proposed award list is submitted to Edgio's CEO on the first of the month.
Role of Compensation Consultant
The Compensation Committee has engaged the compensation consulting firm Compensia on numerous occasions since 2007. Compensia's role is to advise on the role of market data in the compensation determination process, provide a review of emerging trends and best practices in executive compensation, assess the competitiveness of Edgio's current executive compensation, and provide the Compensation Committee with other relevant considerations in its report on executive compensation. Compensia’s analysis includes base salary, annual incentive cash bonus, and long-term equity awards for a surveyed group of peer companies that publish their pay practices. The Compensation Committee used the most recent Compensia report as a tool in comparing Edgio's executive compensation program for fiscal 2022 to the market and in making recommendations on compensation adjustments that are consistent with Edgio's compensation philosophy and objectives.

Compensia utilized information from the Radford Global Compensation Database, a database of over 2,100 technology companies, to evaluate a broad peer group of technology companies with revenues between $200 million and $500 million. In addition, Compensia compared this information against its proprietary database of US publicly-traded technology companies with revenues between $250 million and $1.1 billion and market capitalization under $1.5 billion as an additional reference point to gain a secondary perspective on the factors used in their analysis. Further, Compensia considered companies in similar technology businesses including those providing internet, cloud, digital media, wireless telecommunications or software.

While the Compensation Committee uses this tool to consider competitiveness within the marketplace, the Compensation Committee does not have a pre-established policy or target a specific percentile among the peer group for the allocation between long-term and short-term incentive compensation and cash and non-cash compensation.

Other than Compensia’s periodic review of Board member and non-executive officer employee compensation, Compensia does not provide any additional services to us. Compensia provided its services to the Compensation Committee only. The Compensation Committee assessed the independence of Compensia and concluded that its work has not raised any conflicts of interest.
Compensation Structure
Edgio's executive compensation program is designed to optimize long-term financial returns for Edgio's stockholders and reward the NEOs for value creation. The structure for 2022 incorporated short-term and long-term

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incentives tied to financial metrics to drive Edgio's performance for fiscal year 2022 and beyond. The Compensation Committee believes a majority of compensation opportunity should be in the form of long-term equity to align the interests of executives with those of stockholders.
The Compensation Committee selected these components for fiscal 2022 because it believed each was necessary to help Edgio attract and retain the executive talent on which Edgio's success depends, and because of the need to align incentives with Edgio's stockholders’ interests. The use and weight of these components were based on the Compensation Committee's general experience in making a subjective determination of the importance of each component in meeting Edgio's overall compensation philosophy and objective. The Compensation Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of Edgio's compensation program and philosophy. The Compensation Committee, however, will review these elements of compensation on occasion and will alter or add to the elements if it believes that changes will improve Edgio's compensation objectives.
The Compensation Committee reviews the entire executive compensation program (other than generally available benefit programs) on at least an annual basis. However, the Compensation Committee at any time may review one or more components as necessary or appropriate to ensure such components remain competitive, appropriately designed to reward performance, and aligned with Edgio’s compensation philosophy and objectives. Additionally, the Compensation Committee considered the results of Edgio’s last non-binding advisory stockholder vote on the compensation of the NEOs in June 2020, commonly referred to as a say-on-pay proposal. The Edgio stockholders approved the compensation of the NEOs with approximately 75% of stockholder votes cast in favor of the 2020 say-on-pay proposal. Edgio was mindful of the support its stockholders expressed for its NEO compensation programs and, as a result, Edgio decided to retain its general approach to its executive compensation programs for 2022. Edgio currently holds such say-on-pay votes every three years, as approved by its stockholders in a non-binding advisory vote at its annual meeting in 2017. The next say-on-frequency and say-on-pay vote will take place during this year’s annual meeting.
For fiscal 2022, the Compensation Committee considered market compensation data amongst Edgio's peers as follows, with total cash compensation generally aligning nearer the middle of the range and long-term equity generally aligning nearer the upper end of the range:

Element of Compensation	Percentile
Base Salary	25th to 75th
Total Cash	25th to 75th
Equity	50th to 75th
Though the Compensation Committee considered this data, the Compensation Committee did not target a specific percentile in establishing executive compensation.
Base Salary
Edgio provides base salary to NEOs and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year.
The Compensation Committee reviews executive base salaries in conjunction with Edgio's annual performance review process. During this process, the CEO will review the performance of the NEOs (other than himself) and will report those findings to the Compensation Committee. A NEO’s personal performance will be judged in part on whether Edgio's business objectives are being met. In setting base salary, management and the Compensation Committee considers each NEO’s experience, skills, knowledge, responsibilities, and performance, Edgio’s performance as a whole, and the report and recommendations of Edgio's CEO (other than for himself). An assessment of a NEO’s personal performance is qualitative, with a close examination of the management business objectives that are set between the CEO and NEO, and as revised quarterly as necessary and in response to business needs. The NEO's performance is the CEO's subjective evaluation (other than his own personal performance) with input from the

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Compensation Committee based on their experience and knowledge regarding compensation matters. There is no formulaic calculation attributed to the management business objectives considered by the Compensation Committee in setting base salary changes. For newly hired NEOs, the Compensation Committee also considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join us. The Compensation Committee aims to keep salaries in line with the external job market. Increases over the prior year’s base salary will be considered within the context of Edgio's overall annual compensation adjustment budget to ensure that any increases are fiscally prudent and feasible for us. The Compensation Committee does not apply specific formulas to determine increases. There is no process in setting these annual merit increase budgets other than the annual business planning process.
During fiscal 2022, base salaries for Messrs, Lyons, Cumming, Boncel, and Diegnan, Messes. Austin and Maluso were $550,000, $163,846, $300,000, $121,875, $306,061, and $47,500, respectively. In fiscal 2021, base salaries for Messrs. Lyons, Boncel and Ms. Austin were $504,167, $300,000 and $210,808, respectively (Messrs. Cumming, Diegnan and Ms. Maluso did not join Edgio until fiscal 2022). The fiscal 2022 amounts for Messrs. Cumming, Diegnan, and Ms. Maluso reflect the prorated amount of their respective annual base salary that each was actually paid during 2022 based on the portion of the calendar year that such executive was employed by Edgio. In February of 2022, Ms. Austin, became Edgio's Chief People Experience Officer and her base salary increased to $310,000. As such, Ms. Austin’s base salary set forth in the first sentence of this paragraph represents the weighted average of her base salary in effect in January and her base salary in effect between February and December of 2022. In determining these base salary levels, the Compensation Committee relied on the factors discussed above.
Annual Incentive Bonuses
Edgio has utilized incentive bonuses to reward performance achievements and has annual target incentive bonuses for certain Edgio executives, payable either in whole or in part, depending on the extent to which the financial performance goals and individual performance goals set by the Compensation Committee are achieved. During fiscal 2022, the annual target bonus amounts for NEOs were based 60% on financial metrics and 40% on individual performance objectives. During fiscal 2022 the following annual target bonus amounts were calculated based on a percentage of the applicable NEOs annual base salary. Mr. Lyons' annual target bonus amount was $550,000 which was 100% of his annual base salary, Mr. Cumming's annual target bonus amount was $122,885 which was 75% of his pro-rated annualized base salary, Mr. Boncel's annual target bonus amount was $150,000 which was 50% of his annual base salary, Ms. Austin's annual target bonus amount was $155,000 which was 50% of her annual base salary, Mr. Diegnan's annual target bonus amount was $81,750 which was 50% of his annualized base salary, and Ms. Maluso's annual target bonus amount was $23,425 which was 50% of her pro-rated annualized base salary. The amounts for Messrs. Cumming and Diegnan and Ms. Maluso are pro-rated to reflect the portion of the calendar year that each NEO was employed by Edgio. In fiscal 2021, Mr. Lyons' annual target bonus amount was $504,167, which was 100% of his annual base salary, Mr. Boncel's annual target bonus amount was $150,000, which was 50% of his annual base salary and Ms. Austin's annual target bonus was $101,250, which was 50% of her annual base salary. These amounts were awarded pursuant to the 2022 Management Retention Plan. These amounts were received in two installments of immediately-vested restricted stock units. The Management Bonus Plan was established to acknowledge certain executives and employees who put forth extraordinary effort in restructuring and rebuilding the Company in fiscal year 2021. Messrs. Cumming and Diegnan, and Ms. Maluso were not eligible to receive the bonus amounts since they were not service providers during this period.
Under Edgio's 2022 Management Bonus Plan (the Bonus Plan), incentive bonuses for all of the participants, including the participating NEOs, were determinable based upon two measures of corporate financial performance that comprised 60% of the potential target payout for Vice President level employees and above and 50% of the potential target payout for all other employees. Specifically, corporate financial performance was measured against Edgio's total revenue (50%) and Edgio's adjusted EBITDA (50%). The Compensation Committee had selected these performance goals because it believed that these measures aligned with the 2022 priorities for Edgio's business and reflected value generated for Edgio stockholders, and therefore relying on these goals for the determination of the bonuses tied payment of bonuses to creation of stockholder value.

Edgio Proxy Statement

At the time that the Bonus Plan was developed, which was in the first quarter of 2022, the Compensation Committee believed that these targets presented achievable goals, but were not necessarily certain. Achievement depended upon successful execution of Edgio’s business plan. For the financial performance components, the Compensation Committee established a minimum and maximum range with corresponding payout percentage for achievement of the targets. With respect to the portion of the bonus based upon each financial performance criteria, the participating executive could earn between zero and 100% based on attainment between the minimum and maximum targets.

Total Revenue Targets (50%):

	Minimum		Maximum
Total Annual Revenue (in millions) for fiscal 2022	$240 - 245	$245 - 250	$250 - 255
Percent attainment of Total Revenue component	50%	75%	100%
Adjusted EBITDA Targets (50%):

	Minimum		Maximum
Adjusted EBITDA (in millions) for fiscal 2022	$18-22	$22-25	$25+
Percent attainment of Adjusted EBITDA component	50%	75%	100%

To evaluate our business, we consider and use non-generally accepted accounting principles EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that our management takes into account when it reviews and assesses operating performance on a period-to-period basis. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net loss, adjusted to exclude interest expense, interest and other (income) expense, income tax expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation, restructuring charges, and acquisition and legal related expenses.

In June 2022, Edgio completed the acquisition of Edgecast, Inc. which resulted in materially different revenue and adjusted EBITDA forecasts for the combined company. Both the Total Revenue Targets and Adjusted EBITDA targets as set by the Compensation Committee (listed in the table above) were for the entire fiscal 2022. However, as a result of the Edgecast acquisition, the Compensation Committee determined that the financial performance targets for the first half of 2022 would be based solely on Limelight Networks, Inc.'s pre-acquisition performance against performance targets for the first two quarters of 2022. Given the acquisition and uncertainty associated with integrating Edgecast into Edgio, the Compensation Committee determined to evaluate overall achievement for the Bonus Plan as follows: 50% of the total payout was based on Edgio's pre-acquisition financial performance (i.e. Limelight Networks, Inc.'s financial results) for the first half of 2022 and 50% of the total payout was based on the second half of 2022 against integration performance measures for the combined company. The integration performance measures established by the Compensation Committee included (i) the successful integration of Edgecast; (ii) the completion of cost savings initiatives and a reduction in force to drive operating results; (iii) meeting fourth quarter 2022 financial targets; and (iv) successfully repositioning Edgio strategically for growth and profitability in 2023. In determining the target bonuses for each NEO, the Compensation Committee relied on the factors discussed above under Compensation Structure-Base Salary.
For the revised financial performance components, the Compensation Committee again established a minimum and maximum range with corresponding payout percentage for achievement of the targets. With respect to the portion of the bonus based upon each financial performance criteria, the participating executive could earn between zero and 100% based on attainment between the revised minimum and maximum targets. For the integration performance measures, the Compensation Committee did not establish specific criteria to determine levels of achievement and the participating executive could earn between zero and 100% based on individual performance and

Edgio Proxy Statement

contributions to the integration objectives as determined individually by the Compensation Committee based on input from the CEO (other than for himself).
In March 2023, Edgio publicly announced that the company's previously issued financial statements in its Annual Reports on Form 10-K for the years ended December 31, 2021, and 2020, as well as the previously filed Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, and 2021, June 30, 20222 and 2021 and September 30, 2022, and 2021 should be restated. As a result of the restatement, the Compensation Committee restated the financial performance targets for the first half of 2022 to account for and eliminate the effect of the error in accounting for sales of the company's Open Edge solution. Accordingly, 50% of the NEO's total payout for 2022 would be evaluated against the revised financial performance criteria (pursuant to the tables below) and 50% would be evaluated subjectively by the Compensation Committee against integration performance, retention and other individual performance.
Revised Total Revenue Targets (50%)

	Minimum		Maximum
Total Revenue (in millions) for the first half of 2022	96.5	99.5	102.5
	50%	75%	100%
Revised Adjusted EBITDA Targets (50%)

	Minimum		Maximum
Adjusted EBITDA (in millions) for the first half of 2022	1.2	1.5	1.7
	50%	75%	100%

The table below illustrates the minimum and maximum bonus amounts potentially payable to the NEOs under the Bonus Plan:

Name	Minimum	Maximum
Robert Lyons	275,000	550,000
Stephen Cumming	61,443	122,885 (1)
Daniel Boncel	75,000	150,000
Kathy Austin	77,500	155,000
Richard Diegnan	40,875	81,750 (1)
Nancy Maluso	11,713	23,425 (1)

(1)	Target bonus amounts are prorated to reflect the portion of the calendar year that each executive NEO was employed by Edgio.
The actual bonus amount earned by each executive was determined by the Compensation Committee based upon attainment of the financial performance criteria after Edgio's fiscal 2022 financial results were reviewed and approved by the Audit Committee. Financial performance against each criteria is displayed below:
The Compensation Committee evaluated integration performance and determined that the management team achieved (i) 100% of its integration of Edgecast goal, (ii) 100% of its cost savings initiatives and completion of a

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reduction in force to drive operating results, (iii) 100% of the fourth quarter 2022 financial targets and (iv) 100% of its goals to reposition Edgio strategically for growth and profitability in fiscal 2023.
Based on greater than 200% achievement of the revised revenue and revised Adjusted EBITDA performance goals for the first half of 2022, the Compensation Committee determined that 100% of target bonuses based on financial performance criteria would be paid to participants of the Bonus Plan. Further, the Compensation Committee determined that participants met the company integration performance metrics for the second half of 2022 as well. Accordingly, the Compensation Committee authorized and approved annual bonuses for each NEO at 100% of target.
Long-Term Equity Incentive Awards
The principal objectives served by Edgio's long-term equity incentive awards is to align the interests of the NEOs with Edgio's stockholders and to provide each NEO with a significant long-term incentive to manage Edgio from the perspective of an owner with an equity stake in the business. Another objective of the equity incentive component of Edgio's compensation program is to provide a competitive overall compensation package that will enable us to attract and retain talented executives. The Compensation Committee believes that unvested equity awards are a key factor in motivating and retaining executive personnel, as well as incentivizing executive personnel to preserve the current value and grow the future value of Edgio's stock, thereby furthering the interests of Edgio's stockholders.
The Compensation Committee granted time-based and/or performance-based equity awards for fiscal 2022 to Edgio's NEOs under Edgio's 2007 Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”). Edgio's Equity Incentive Plan provides the Compensation Committee discretion to grant equity to employees in many forms. The Compensation Committee selected restricted stock units (RSUs) and performance restricted stock units (PSUs), as it believes that these forms of equity awards address the goals of Edgio's long-term incentive program. Specifically, PSUs maintain a strong linkage between realizable compensation and stockholder value creation, while RSUs further retention objectives. For current employees, including all NEOs, annual refresh RSUs granted in 2022 vest as follows: 1/3 of the time-based RSUs will vest on December 31, 2023, and 1/3 will vest annually on each December 31 thereafter, subject to continued service on each vesting date. Vesting of PSUs granted in 2022 is dependent on the achievement of certain performance metrics. If the Q4 2023 Adjusted EBITDA target of $16 million is achieved, then 100% of the target number of PSUs may be credited. If the Q4 2023 Adjusted EBITDA is less than or equal to $6 million, then 0% of the target number of PSUs may be credited. If the Q4 2023 Adjusted EBITDA is $26 million or greater, then 200% of the target number of PSUs may be credited. The number of PSUs that may be credited if Q4 2023 Adjusted EBITDA is between $6 million and $16 million and between $16 million and $26 million will be determined by linear interpolation. The performance period for the 2022 PSUs is January 1, 2023, through December 31, 2023. Subject to meeting the applicable performance metric, one-third (1/3) of the PSUs that may be credited will vest on the December 31, 2023, and the remaining two-thirds (2/3) will vest in equal annual installments on December 31, 2024, and December 31, 2025, subject to continued service through each such vesting date.
In fiscal 2022, newly hired NEOs, including Messrs. Cumming and Diegnan and Ms. Maluso, received initial equity awards which were granted at hiring. Such new hire awards were granted in the form of RSUs and stock options that vest over the course of four years, with 1/4 vesting at least one year after the grant date and, in the case of RSUs, the remainder of the RSUs vesting equally on a quarterly basis over 36 months and, in the case of stock options, the remainder of the stock options vesting equally on a monthly basis over 36 months, in each case subject to continued service through each such vesting date. The Compensation Committee generally addresses annual refresh grants for the executives in the fourth fiscal quarter of each year. The Compensation Committee will, however, periodically consider equity award grants as may be necessary or appropriate to achieve the philosophy and objectives of the overall executive compensation program.
The Compensation Committee determined the appropriate size of long-term equity-based incentives awarded for fiscal 2022 to the NEOs to meet Edgio's philosophy and objectives by reviewing and considering the following factors:
•each NEO’s experience, skills, knowledge, responsibilities, and position within Edgio
•competitive market data

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•the number and value of each NEO’s then current equity award holdings
•the number of unvested equity awards and exercise price and retentive value of unvested stock options in relation to the then current market value
•each NEO’s total compensation
•each NEO’s personal performance
•the importance of each NEO’s contributions to the development of long-term value creation
•the Compensation Committee members’ experience and knowledge with respect to equity compensation
The Compensation Committee does not have a formal process by which it will take an individual’s performance or other factors into account, but may do so in the future. Also, there is no specific weight given to any one of these elements of personal performance, nor are there particular metrics associated with any one of these elements. Rather, to determine appropriate compensation for the executives, the Compensation Committee relied on (i) its subjective evaluation of each NEO’s personal performance, as supplemented by the CEO's subjective judgment (other than himself), (ii) the Compensation Committee’s experience and knowledge regarding compensation matters, and, in part, (iii) on peer group compensation data and extant equity award valuation analyses provided by Compensia during October 2022.
On a total company basis, when appropriate, the Compensation Committee also analyzes the number of shares (i) used by us during the year with respect to new equity awards (i.e., burn rates), (ii) subject to outstanding equity awards relative to the total number of shares issued and outstanding (i.e., issued equity overhang), and (iii) subject to outstanding equity awards and available for future grants relative to the total number of shares issued and outstanding (i.e., total equity overhang).
The Compensation Committee believes that analyzing these additional factors allows it to assess whether granting new awards to the NEOs is prudent based on the pool of shares Edgio has available for grants to all of Edgio's employees and to take into consideration the impact on the dilution of stockholder interests and overhang.
Based on these factors, the Compensation Committee authorized and approved the following long-term equity incentive awards during fiscal 2022:

Grant Date	Executive	Type	Reason	Amount (shares)	Vesting
February 7, 2022	Robert Lyons	RSUs	Annual	639,645	3 years
February 7, 2022	Daniel Boncel	RSUs	Annual	98,970	3 years
February 7, 2022	Kathy Austin	RSUs	Annual	141,390	3 years
July 1, 2022	Richard Diegnan	RSUs	New hire	161,660	4 years
August 10, 2022	Richard Diegnan	Stock options	New hire	205,978	4 years
August 22, 2022	Stephen Cumming	RSUs	New hire	376,761	4 years
		Stock options	New hire	587,427	4 years
November 16, 2022	Nancy Maluso	RSUs	New hire	173,036	4 years
		Stock options	New hire	528,786	4 years
December 30, 2022	Stephen Cumming	PSUs	LTI	309,900	3 years
		RSUs	LTI	51,650	3 years
December 30, 2022	Kathy Austin	PSUs	LTI	200,600	3 years
		RSUs	LTI	133,800	3 years
December 30, 2022	Richard Diegnan	PSUs	LTI	199,200	3 years
December 30, 2022	Nancy Maluso	PSUs	LTI	151,500	3 years

(1)	Mr. Boncel was not eligible to receive the LTI grant because he was no longer an executive employee of Edgio on December 30, 2022.
Mr. Lyons did not receive an LTI award in 2022. The Compensation Committee determined that a stock performance based LTI award would better align Mr. Lyons' performance with the interest of the Company's

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stockholders than the PSUs based on Q4 2023 Adjusted EBITDA. The terms and conditions of Messr. Lyons' stock performance based LTI award has yet to be determined and approved by the Compensation Committee.
Equity Award Practices
In 2007, Edgio's Board adopted a policy providing for approval of equity awards in advance of a future effective grant date. Edgio has followed this granting policy as a best practice approach since that time. All stock options granted to the NEOs have a per share exercise price equal to the fair market value of a share of Edgio's common stock on the grant date. In 2022, Edgio determined to discontinue use of stock options in 2023 and have adopted the use of PSUs to maintain a strong linkage between realizable compensation and stockholder value creation.
Edgio may grant a mix of RSUs and PSUs in situations where our compensation philosophy and objectives would be best met by doing so. In prior years, Edgio's equity awards were concentrated among those positions with the greater opportunity to affect Edgio's financial performance. In 2022, the Compensation Committee adopted a new approach which would extend Edgio's equity awards to all employees. The vesting schedules applied to equity awards for non-NEOs are the same as with awards to NEOs - three or four years, depending on whether the employee is a continuing employee or new to Edgio. These awards provide both a strong retention tool and also balances each employee’s focus on Edgio's short-term and long-term goals.

Employment Arrangements with our NEOs
We consider it essential to the best interests of our stockholders to foster the continuous employment of our executive officers. Accordingly, we believe that reasonable and competitive post-employment compensation arrangements are an important part of an executive compensation program to attract and retain highly qualified executive officers. While the Compensation Committee does not consider the specific amounts payable under these post-employment compensation arrangements when determining the annual compensation of our executive officers, we believe that providing them with post-employment payments and benefits upon a qualified termination event outside of a change in control situation is necessary to recruit and retain top talent and to align with market norms. In addition, we believe that providing executive officers with post-employment payments and benefits in a situation where such executive officers may lose their position in connection with a change in control of the Company are in the best interests of our stockholders because the possibility of a change in control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our Company and stockholders. For more information on such post-employment payments and benefits as well as an estimate of the potential payments and benefits that our NEOs would have been eligible to receive under their employment agreements if a hypothetical change in control of the Company or other trigger event had occurred on December 31, 2022, see "Severance and Change of Control Benefits" section below.
Other Benefits
In fiscal 2022, NEOs were eligible to participate in the health and welfare programs that are generally available to other Edgio employees, including medical, dental, vision, group life, short-term and long-term disability and supplemental insurance. Edgio also maintains a tax-qualified 401(k) plan, and an ESPP, which are broadly available to Edgio's general U.S. based employee population.
Under the 401(k) plan, employees could elect to reduce their current compensation by up to 15% or the statutory limit, of $20,500 in fiscal 2022 or $27,000 for those employees 50 and older, whichever was less, and have us contribute the amount of this reduction to the 401(k) plan. Edgio matches employee deferrals as follows: a dollar-for-dollar 100% match on an eligible employee’s deferral that does not exceed 3% of compensation for the year and a 50% match on the next 2% of the employee’s deferrals. Edgio intends for the 401(k) plan to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan. Edgio does not provide defined benefit pension plans or defined contribution retirement plans to Edgio's executive officers or other employees other than (i) the 401(k) plan or (ii) as required in certain countries other than the United States for legal or competitive reasons.

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Under the ESPP, eligible participants, including the NEOs, may purchase shares of Edgio's common stock at 85% of the lower price on either the first day of a six-month offering period, or the last day of that offering period. There are two offering periods each year, and participants may purchase up to $25,000 in Edgio's common stock under the ESPP each calendar year. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant on any one purchase date for any purchase period, including the current period, may not exceed 5,000 shares.
The 401(k) plan, ESPP, and other generally available benefit programs allow us to remain competitive, and Edgio believes that the availability of such benefit programs enhances employee loyalty and productivity. The benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial protection for retirement, and enhanced health and productivity. These benefit programs typically do not factor into decisions regarding executive compensation packages. The Board or Compensation Committee, at its discretion, can also authorize certain executive perquisites.
Accounting, Tax, and Other Considerations
In the Compensation Committee's review and establishment of compensation programs and payments for fiscal 2022, the Compensation Committee considered, but did not place great emphasis on, the anticipated accounting and tax treatment of Edgio's compensation programs and payments by us to our executive officers. While Edgio may consider accounting and tax treatment in the future, these factors alone are not dispositive. Among other factors that receive greater consideration are the net costs to us and Edgio's ability to effectively administer executive compensation in the short- and long-term interests of stockholders under a proposed compensation arrangement.
For tax years beginning before January 1, 2018, Internal Revenue Code (IRC) Section 162(m) (Section 162(m)) limits the amount that Edgio may deduct for compensation paid to Edgio's CEO and to each of Edgio's three most highly compensated officers (other than Edgio's CFO) to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may have been made for various forms of “performance-based” compensation. Under certain regulations, compensation arising from options and restricted stock units that meet certain requirements were not subject to the $1,000,000 cap on deductibility, and in the past Edgio has granted equity awards that Edgio believes met those requirements.
On December 22, 2017, the Tax Cuts and Jobs Act (the Tax Act) was passed, which among other things amended Section 162(m) to eliminate the “performance-based” exemption. For tax years beginning on or after January 1, 2018, Section 162(m) limits the amount that Edgio may deduct for compensation paid to our “covered employees” to $1,000,000 per person. “Covered employees” generally include Edgio's CEO, CFO, and each of Edgio's three most highly compensated officers. In addition, under the Tax Act, once an executive becomes a “covered employee” under Section 162(m), the individual will continue to be a “covered employee” as long as he or she remains employed by the company. The changes under the Tax Act will cause more of Edgio's compensation to be non-deductible under Section 162(m) in the future and will eliminate Edgio's ability to structure performance-based awards to be exempt from Section 162(m).
To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes that our stockholders' interests are best served if its discretion and flexibility in awarding compensation is not restricted in order to allow such compensation to be consistent with the goals of our executive compensation program, even though some compensation awards may result in non-deductible compensation expense. Consequently, the Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m).

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Internal Revenue Code Section 409A
Internal Revenue Code Section 409A (Section 409A) imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although Edgio does not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance and bonus arrangements and equity awards. Further, Edgio intends to structure Edgio's equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.
Accounting for Stock-Based Compensation
Edgio accounts for stock-based awards in accordance with the requirements of FASB Accounting Standards Codification Topic 718, Compensation - Stock Compensation (ASC Topic 718).
Stock Ownership Requirements for Executives
The Board has not adopted stock ownership guidelines with respect to Edgio's executives at this time. While the Board may consider doing so in the future, the Board recognized that each of the NEOs who had been at Edgio longer than one year collectively owned significant amounts of Edgio stock, thereby aligning their interests with Edgio's stockholders. As of December 31, 2022, each of Messrs. Lyons, Boncel, and Ms. Austin owned shares of Edgio stock (not counting unvested RSUs or in-the-money vested stock options) that exceeded 1.12, 1.15, and .29 times their annual base salary, respectively. Messrs. Cumming, Diegnan and Ms. Maluso did not own shares of stock as of this date.
Compensation Committee Interlocks and Insider Participation
No member of Edgio's Compensation Committee has ever been an Edgio employee. None of Edgio's executives serves or has in the past year served as a member of the Board or Compensation Committee of any entity that has an executive serving as a member of Edgio's Board.

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EXECUTIVE COMPENSATION AND OTHER MATTERS
Executive Compensation Tables
2022 Summary Compensation Table
The following table sets forth information regarding the compensation to each of the individuals who served as Edgio's NEOs during the fiscal year ended December 31, 2022. The following table also sets forth such information for Edgio's NEOs for fiscal years ended December 31, 2021, and December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Robert Lyons (3)	2022	550,000	504,167 (4)	2,603,355	—	550,000	29,135	4,236,657
Chief Executive Officer and Director	2021	504,167	225,000	1,401,250	1,179,720	—	15,824	3,325,961
Stephen Cumming (5)	2022	163,846	—	1,380,796	1,150,001	122,885	6,256	2,823,784
SVP, Chief Financial Officer
Daniel Boncel (6)	2022	300,000	60,000 (4)	402,808	—	150,000	26,289	939,097
Former SVP, Chief Financial Officer	2021	300,000	—	—	—	—	25,006	325,006
	2020	236,660	—	330,037	331,678	78,625	19,216	996,216
Kathy Austin (7)	2022	306,061	101,250 (4)	726,651	—	155,000	19,051	1,308,013
SVP, Chief People Experience Officer	2021	210,808	—	128,400	144,362	—	16,336	499,906
Richard Diegnan (8)	2022	121,875	—	366,968	400,001	81,750	9,361	979,955
SVP, Chief Legal Officer
Nancy Maluso (9)	2022	47,500	—	221,486	400,001	23,425	1,239	693,651
SVP, Chief Marketing & Strategy Officer

(1)
These amounts represent the aggregate grant date fair value for the options and RSUs granted to the NEOs, each computed in accordance with ASC Topic 718, as the case may be excluding the effect of estimated forfeitures. A discussion of the assumptions used in the calculation of these amounts are included in Note 17 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within our Annual Report on Form 10-K for fiscal year 2022. These amounts do not represent the actual amounts paid to or realized by the NEOs during the fiscal year presented. For PSUs, the performance metrics were not determined in fiscal 2022, and were determined in fiscal 2023. As such, there was no grant date fair value associated with the PSUs for fiscal 2022.

(2)	Represents $18,768, $6,256, $14,789, $9,361, $11,975 and $1,239 paid in 2022 for health and life insurance for Messrs. Lyons, Cumming, Boncel, Diegnan and Mses. Austin and Maluso, respectively, and $10,367, $0, $11,500, $0, $7,076 and $0 in 2022 company matching contributions on 401(k) accounts for Messrs. Lyons, Cumming, Boncel, Diegnan and Mses. Austin and Maluso, respectively.

(3)	Mr. Lyons was not a NEO for 2020.
(4)	This represents the amounts received in relation to the 2022 Management Retention Plan. These amounts were received in two installments of immediately-vested restricted stock units. The Management Bonus Plan was established to acknowledge certain executives and employees who put forth extraordinary effort in restructuring and rebuilding the Company in fiscal year 2021. Messrs. Cumming and Diegnan, and Ms. Maluso were not eligible to receive the bonus amounts since they were not service providers during this period.

(5)	Mr. Cumming commenced employment with us in August 2022 and his base salary and incentive compensation were pro-rated accordingly. Mr. Cumming was not an NEO for 2021 or 2020.

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(6)	Mr. Boncel entered into a transition agreement in August 2022, whereupon Mr. Boncel's role as CFO terminated, but he continued as an advisor to the CEO and CFO to coordinate an orderly transition of his CFO and accounting duties. Mr. Boncel was not entitled to any severance benefits until he completed his transition period and terminated his service relationship with the Company, which occurred in 2023.

(7)	In February 2022, Ms. Austin assumed the role of Chief People Experience Officer. Ms. Austin was not an NEO for 2020.

(8)	Mr. Diegnan commenced employment with us in July 2022 and his base salary and incentive compensation were pro-rated accordingly. Mr. Diegnan was not an NEO for 2021 or 2020.

(9)	Ms. Maluso commenced employment with us in November 2022 and her base salary and incentive compensation were pro-rated accordingly. Ms. Maluso was not an NEO for 2021 or 2020.

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Grants of Plan-Based Awards in 2022
The following table provides information regarding grants of plan-based awards to each of Edgio's NEOs during the fiscal year ended December 31, 2022.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Minimum ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert Lyons	02/01/2021	275,000	—	550,000	—	—	—	—	—	—	—
	02/07/2022	—	—	—	—	—	—	639,645	—	—	2,603,355
Stephen Cumming	08/18/2022	60,565	—	122,885	—	—	—	—	—	—	—
	08/22/2022	—	—	—	—	—	—	376,761	—	—	1,322,431
	08/22/2022	—	—	—	—	—	—	—	587,427	3.51	1,150,001
	12/30/2022	—	—	—	—	309,900	619,800	—	—	—	—
	12/30/2022	—	—	—	—	—	—	51,650	—	—	58,365
Daniel Boncel	08/20/2022	75,000	—	150,000	—	—	—	—	—	—	—
	02/07/2022	—	—	—	—	—	—	98,970	—	—	402,808
Kathy Austin	02/07/2022	77,500	—	155,000	—	—	—	—	—	—	—
	02/07/2022	—	—	—	—	—	—	141,390	—	—	575,457
	12/30/2022	—	—	—	—	200,600	401,200	—	—	—	—
	12/30/2022	—	—	—	—	—	—	133,800	—	—	151,194
Richard Diegnan	07/01/2022	40,875	—	81,750	—	—	—	—	—	—	—
	07/01/2022	—	—	—	—	—	—	161,660	—	—	366,968
	08/10/2022	—	—	—	—	—	—	—	205,978	3.50	400,001
	12/30/2022	—	—	—	—	199,200	398,400	—	—	—	—
Nancy Maluso	11/14/2022	11,713	—	23,425	—	—	—	—	—	—	—
	11/16/2022	—	—	—	—	—	—	173,036	—	—	221,486
	11/16/2022	—	—	—	—	—	—	—	528,786	1.28	400,001
	12/30/2022	—	—	—	—	151,500	303,000	—	—	—	—

(1)
Amounts represent participation in the Bonus Plan, under which the plan would be funded only if the company achieved the minimum threshold of both $240 million in revenue and $18 million in adjusted EBITDA (these performance metrics were established prior to the restatement and were adjusted as described in further detail in the section entitled “Compensation Discussion and Analysis—Annual Incentive Bonuses’ located elsewhere in this proxy statement). Target and maximum payout levels are the same. Following the end of the year, the Compensation Committee determined that performance under the Bonus Plan equated to 100% of target achievement, except for Mr. Cumming and Ms. Maluso, whose 2022 incentive bonus amounts would be prorated from August 22, 2022, and November 16, 2022, through the end of the year. See the Summary Compensation Table for actual amounts earned.

(2)
The amounts shown represent the PSUs granted pursuant to our Amended and Restated 2007 Equity Incentive Plan. If the Q4 2023 Adjusted EBITDA target of $16 million is achieved, then 100% of the target number of PSUs may be credited. If the Q4 2023 Adjusted EBITDA is less than or equal to $6 million, then 0% of the target number of PSUs may be credited. If the Q4 2023 Adjusted EBITDA is $26 million or greater, then 200% of the target number of PSUs may be credited. The number of PSUs that may be credited if Q4 2023 Adjusted EBITDA is between $6 million and $16 million and between $16 million and $26 million will be determined by linear interpolation. There is no threshold payout level. The performance period for the PSUs is January 1, 2023, through December 31, 2023. Subject to meeting the applicable performance metric, one-third (1/3) of the PSUs that may be credited will vest on the December 31, 2023, and the remaining two-thirds (2/3) will vest in equal annual installments on December 31, 2024 and December 31, 2025, subject to continued service through each such vesting date.

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(3)
The amounts shown represent time-based RSUs granted pursuant to our Amended and Restated 2007 Equity Incentive Plan, which amounts will be payable in shares of our common stock if the service-based conditions for such time-based RSUs are met. For more information regarding the vesting schedule of these time-based RSUs, see the “Outstanding Equity Awards at 2022 Fiscal Year-End” table below.

(4)
The amounts shown represent time-based stock options granted pursuant to our Amended and Restated 2007 Equity Incentive Plan. For more information regarding the vesting schedule of these time-based stock options, see the “Outstanding Equity Awards at 2022 Fiscal Year-End” table below.

(5)
These amounts represent the aggregate grant date fair value for the options and RSUs granted to the NEOs, each computed in accordance with ASC Topic 718, as the case may be excluding the effect of estimated forfeitures. A discussion of the assumptions used in the calculation of these amounts are included in Note 14 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within our Annual Report on Form 10-K for fiscal year 2022. These amounts do not represent the actual amounts paid to or realized by the NEOs during the fiscal year presented. For PSUs, the performance metrics were not determined in fiscal 2022, and were determined in fiscal 2023. As such, there was no grant date fair value associated with the PSUs for fiscal 2022.

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Outstanding Equity Awards at 2022 Fiscal Year-End
The following table presents certain information concerning the outstanding option and RSU awards held as of December 31, 2022, by each NEO. Unless otherwise indicated, the outstanding equity awards listed in the table below were subject to the accelerated vesting provisions in each of the NEO's employment agreements described in the “Employment Agreements,” and “Severance and Change of Control Benefits” sections below. Each of the equity awards in this table was granted pursuant to the Amended and Restated 2007 Equity Incentive Plan. The Market Values below are based on the reported closing market price of Edgio's common stock on Nasdaq as of December 30, 2022, the last trading day of 2022 ($1.13 per share).

		Option Awards					Stock Awards			Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options(#): Exercisable	Number of Securities Underlying Unexercised Options(#): Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)		(b)	(c)	(e)	(f)		(g)		(h)	(i)		(j)
Robert Lyons	2/16/2022	227,523	314,197	3.88	2/16/31	(1)	—		—	—		—
	3/1/2022	—	—	—	—		150,419	(2)	169,973	—		—
	12/1/2022	—	—	—	—		426,260	(2)	481,674	—		—
Stephen Cumming	8/22/2023	0	587,427	3.51	8/22/32	(3)	—		—	—		—
	9/1/2023	—	—	—	—		376,761	(4)	425,740	—		—
	12/31/2023	—	—	—	—		—		—	309,900	(5)	350,187
	12/31/2023	—	—	—	—		51,650	(6)	58,365	—		—
Dan Boncel		45,000	—	2.50	3/31/23	(7)	—		—	—		—
		63,750	—	2.12	3/3/24	(7)	—		—	—		—
		48,000	—	3.39	3/3/25	(7)	—		—	—		—
		45,000	—	1.53	3/1/26	(7)	—		—	—		—
		42,000	—	2.27	3/1/27	(7)	—		—	—		—
		25,164	—	3.97	3/1/28	(7)	—		—	—		—
		34,211	—	2.93	3/1/29	(7)	—		—	—		—
	3/1/2023	16,156	1,483	5.00	3/2/30	(1)	—		—	—		—
	3/1/2023	—	—	—	—		981	(2)	1,109	—		—
	7/24/2021	2,404	811	6.22	7/24/30	(1)	—		—	—		—
	9/1/2021	—	—	—	—		804	(2)	909	—		—
	12/1/2021	80,880	42,730	3.93	11/9/30	(1)	—		—	—		—
	12/1/2021	—	—	—	—		21,302	(2)	24,071	—		—
	12/1/2022	—	—	—	—		65,954	(2)	74,528	—		—
Kathy Austin	6/1/2022	29,950	49,920	3.21	5/3/31	(3)	—		—	—		—
	6/1/2022	—	—	—	—		30,000	(4)	33,900	—		—
	12/1/2022	—	—	—	—		94,223	(2)	106,472	—		—
	12/31/2023	—	—	—	—		—		—	200,600	(5)	226,678
	12/31/2023	—	—	—	—		133,800	(6)	151,194	—		—
Richard Diegnan	8/10/2023	0	205,978	3.50	8/10/32	(3)	—		—	—		—
	9/1/2023	—	—	—	—		161,660	(4)	182,676	—		—
	12/31/2023	—	—	—	—		—		—	199,200	(5)	225,096
Nancy Maluso	11/16/2023	0	528,786	1.28	11/16/32	(3)	—		—	—		—

Edgio Proxy Statement

		Option Awards				Stock Awards			Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options(#): Exercisable	Number of Securities Underlying Unexercised Options(#): Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)		(b)	(c)	(e)	(f)	(g)		(h)	(i)		(j)
	12/1/2023	—	—	—	—	173,036	(4)	195,531	—		—
	12/21/2023	—	—	—	—	—		—	151,500	(5)	171,195

(1)	1/3rd of each option award becomes vested and exercisable on the vesting commencement date and the remaining amounts become vested and exercisable equally each month thereafter for 24 months until the stock option has fully vested, subject to continued service through each such vesting date.

(2)	1/3rd of the RSUs vests on the vesting commencement date and the remaining amounts will vest equally for 8 quarters on the first day of each March, June, September, and December thereafter until all of the RSUs have vested, subject to continued service through each such vesting date.

(3)	1/4th of each option award becomes vested and exercisable on the vesting commencement date and the remaining amounts become exercisable equally each month thereafter for 36 months until the stock option has fully vested, provided the recipient continues to be a service provider through each such vesting date.

(4)	1/4th of the RSUs vests on the vesting commencement date and the remaining amounts will vest equally for 12 quarters on the first day of each March, June, September and December thereafter until all of the RSUs have vested, subject to continued service through each such vesting date.

(5)	The performance period for the PSUs shall be January 1, 2023, through December 31, 2023. Subject to meeting the applicable performance metric, 1/3 of the PSUs that may be credited will vest on December 31, 2023, and the remaining 2/3 will vest in equal annual installments on December 31, 2024, and December 31, 2025, subject to continued service through each such vesting date.

(6)	1/3rd of the RSUs will vest on December 31, 2023, the remaining 2/3rds of the RSUs will vest in equal annual installments on December 31, 2024, and December 31, 2025, provided recipient continues to be a service provider through each such vesting date.

(7)	Fully vested stock option grant.

Edgio Proxy Statement

Option Exercises and Stock Vested during the 2022 Fiscal Year
The following table presents certain information concerning the exercise of options and vesting of stock awards by each of the NEOs during the fiscal year ended December 31, 2022, including the value of gains on exercise and the value of the stock awards.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Robert Lyons	—	—	657,345	1,525,126
Daniel Boncel	—	—	130,599	283,112
Stephen Cumming	—	—	—	—
Kathy Austin	—	—	104,006	203,431
Richard Diegnan	—	—	—	—
Nancy Maluso	—	—	—	—

(1)	The aggregate dollar amount realized upon vesting is computed by multiplying the number of shares vested by the closing stock price on the vesting date.
Pension Benefits
None of the NEOs participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by Edgio.
Non-qualified Deferred Compensation
None of the NEOs participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by Edgio.
Employment Agreements
Edgio has written employment agreements with certain executives, including each of the NEOs. Each agreement provides that the executive’s employment with Edgio is “at-will” and may be terminated at any time by either party, either with or without cause, upon written notice to the other party. Each agreement further provides that Edgio will reimburse the executive for certain expenses for reasonable travel, entertainment, and other business expenses, including professional association fees, incurred by him in furtherance of the performance of their employment duties.
Mr. Lyons
On January 19, 2021, Edgio entered into an employment agreement with Mr. Lyons to become Edgio’s President and CEO commencing on February 1, 2021. The agreement provides for an annual salary subject to adjustment from time to time, plus eligibility to receive an annual cash incentive bonus, and annual long-term equity awards. The agreement also provides for certain severance or change of control benefits, which are described in detail in the section entitled “Compensation Discussion and Analysis—Severance and Change of Control Benefits” located elsewhere in this proxy statement.
Mr. Cumming
On August 17, 2022, Edgio entered into an employment agreement with Mr. Cumming, to become Edgio's Senior Vice President (“SVP”), and CFO. The agreement provides for an annual salary subject to adjustment from time to time, plus eligibility to receive an annual cash incentive bonus, and annual long-term equity awards. The agreement also provides for certain severance or change of control benefits, which are described in detail in the

Edgio Proxy Statement

section entitled “Compensation Discussion and Analysis—Severance and Change of Control Benefits” located elsewhere in this proxy statement.
Mr. Boncel
On July 1, 2020, Edgio entered into an employment agreement with Mr. Boncel to become Edgio’s SVP and CFO, which served to terminate prior agreements then in existence. The employment agreement provides for an annual salary subject to adjustment from time to time, plus eligibility to receive an annual cash incentive bonus, and annual long-term equity awards. The agreement also provides for certain severance or change of control benefits, which are described in detail in the section entitled “Compensation Discussion and Analysis—Severance and Change of Control Benefits” located elsewhere in this proxy statement. Mr. Boncel entered into a transition agreement in August 2022, whereupon Mr. Boncel’s role as CFO terminated, but he continued as an advisor to the CEO and CFO to coordinate an orderly transition of his CFO and accounting duties.
Under the terms of his transition agreement, Mr. Boncel would continue to receive his base salary and employee benefits during the transition period scheduled to end on December 31, 2022. Contingent upon completion of the transition period, Mr. Boncel would receive (i) 12 months' base salary paid in accordance with the company's payroll practices, (ii) the greater of his actual earned annual incentive bonus or his target incentive bonus for fiscal 2022, (iii) a transition bonus of $50,000, (iv) the remaining payments under his retention bonus issued in March 2022, (v) 12 months of health insurance benefits under COBRA for Mr. Boncel and his dependents or, if earlier, until Mr. Boncel obtained similar coverage under another plan, and (vi) the right to exercise vested options for 12 months following Mr. Boncel's separation date. Mr. Boncel's transition period was extended mutually through June 15, 2023 and the amounts payable upon completion of the transition period was also mutually amended such that, upon the termination of his service relationship with the Company, Mr. Boncel was entitled to his target incentive bonus for fiscal 2022 equal to $150,000, a transition bonus of $50,000, a retention bonus amount equal to $60,000, and 12 months of health insurance benefits under COBRA with a value equal to $14,268.
Mr. Diegnan
On July 1, 2022, Edgio entered into an employment agreement with Mr. Diegnan, to become Edgio's SVP and Chief Legal Officer. The agreement provides for an annual salary subject to adjustment from time to time, plus eligibility to receive an annual cash incentive bonus, and annual long-term equity awards. The agreement also provides for certain severance or change of control benefits, which are described in detail in the section entitled “Compensation Discussion and Analysis—Severance and Change of Control Benefits” located elsewhere in this proxy statement.
Ms. Maluso
On November 16, 2022, Edgio entered into an employment agreement with Ms. Maluso, to become Edgio's SVP and Chief Marketing and Strategy Officer. The agreement provides for an annual salary subject to adjustment from time to time, plus eligibility to receive an annual cash incentive bonus, and annual long-term equity awards. The agreement also provides for certain severance or change of control benefits, which are described in detail in the section entitled “Compensation Discussion and Analysis—Severance and Change of Control Benefits” located elsewhere in this proxy statement.
Ms. Austin
On February 7, 2022, Edgio entered into an employment agreement with Ms. Austin in connection with her promotion to SVP and Chief People Experience Officer, and such agreement, served to terminate prior agreements then in existence. The agreement provides for an annual salary subject to adjustment from time to time, plus eligibility to receive an annual cash incentive bonus, and annual long-term equity awards. The agreement also provides for certain severance or change of control benefits, which are described in detail in the section entitled “Compensation Discussion and Analysis—Severance and Change of Control Benefits” located elsewhere in this proxy statement.

Edgio Proxy Statement

Severance and Change of Control Benefits
Severance Benefits
Edgio believes that providing severance benefits for its executives is necessary to attract and retain executive talent, and is accordingly consistent with Edgio's compensation philosophy and objectives. Severance benefits for executives is also appropriate as Edgio believes that it is likely that an executive who is relieved of his or her position without cause may require an extended period of time to obtain other similar employment.
During fiscal 2022, the employment agreements between us and each of Edgio's NEOs generally provide that if the executive is terminated without cause, or if the executive resigns for good reason, and the termination is not in connection with a change of control, then the executive will be entitled to the following severance benefits: (i) continued payment of executive’s base salary for twelve months, (ii) actual, earned cash bonus for the year in which termination occurs, prorated to the date of termination, and (iii) reimbursement for premiums paid for continued health benefits for the executive and eligible dependents under Edgio's health plans until the earlier of twelve months after termination or until executive and eligible dependents are covered under another health insurance program.
If an executive voluntarily resigns without good reason, or executive's employment is terminated for cause, then the executive is entitled generally only to compensation earned through the date of termination, such as base salary through the date of termination, and unpaid but earned and accrued annual bonus for a fiscal year completed prior to the termination of employment. All further vesting of outstanding equity awards would also cease as of the date of termination.
In the event an executive's employment is terminated due to death or disability, then 25% percent of the executive’s then outstanding and unvested equity awards will vest.
Change of Control Benefits
Edgio believe that providing certain benefits for the executives in connection with a change of control is necessary to attract and retain executive talent. Further, Edgio believes that change of control arrangements are an important part of overall compensation for the executives because they will assist Edgio in maximizing stockholder value by allowing executives to participate in an objective review of any proposed transaction and whether such proposal is in the best interest of Edgio stockholders, notwithstanding any concern the executive might have regarding executive's continued employment prior to or following a change in control or other personal financial interest.
During fiscal 2022, the employment agreements between Edgio and each named executive officer generally provide that, in the event of a change of control, 50% of each executive’s then outstanding and unvested equity awards will vest. Edgio believes that this accelerated vesting provision is an important retention tool necessary to ensure a successful transition of the executive team in the event of a change of control.
In addition, if the executive is terminated without cause or resigns for good reason, in each case in connection with a change of control, then the executive is entitled to the following benefits (in lieu of the benefits described above under "Severance Benefits"): (i) continued payment of executive’s then-current base salary for 12 months, (ii) 100% of the executive’s target cash bonus for the year in which termination occurred, (iii) immediate accelerated vesting of all outstanding, unvested equity awards, including RSUs, credited PSUs and stock options, and (iv) reimbursement for premiums paid for continued health benefits for the executive and eligible dependents under Edgio's health plans until the earlier of 12 months after termination or until executive is covered under another health insurance program.
Furthermore, if the benefits constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (Section 280G) and will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then executive’s severance benefits payable will be either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax, results in the receipt by executive on an after tax basis, of the greatest amount of severance benefits.

Edgio Proxy Statement

The terms “cause,” “change of control,” “in connection with a change of control,” and “good reason,” are used substantially consistently among the employment agreements. Generally, each term means the following:

Cause	Includes any of the following: (i) gross negligence, recklessness, or willful misconduct; (ii) repeated or habitual neglect of duties or responsibilities that continues after notice; (iii) failure or refusal to carry-out the legitimate assignments; (iv) an act of personal dishonesty with the intention or reasonable expectation that such action may result in substantial personal enrichment; (v) conviction of, or plea of nolo contendre to, a felony that has had or will have a material detrimental effect on Edgio's reputation or business; (vi) a breach of any fiduciary duty that has a material detrimental effect on Edgio's reputation or business; (vii) being found liable in any SEC or other civil or criminal securities law action or entering any cease and desist order with respect to such action; (viii) obstructing, impeding, endeavoring to obstruct, impede or improperly influence, or failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity; or (ix) disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by executive's employment agreement.
Change of control	Generally means the occurrence of any of the following events: (i) Edgio merges or consolidates with any other corporation, except where Edgio's voting securities outstanding immediately prior continue to represent more than 50% of the total voting power of the surviving entity outstanding immediately after such merger or consolidation; (ii) the approval by Edgio stockholders, or the Board, of a plan of Edgio's complete liquidation, or an agreement for the sale or disposition by Edgio of all or substantially all of Edgio's assets; or (iii) any “person” (as such term is used in the Securities Exchange Act) becoming the “beneficial owner,” directly or indirectly, of Edgio's securities representing 50% or more of the total voting power represented by Edgio's then-outstanding voting securities.
In connection with a change of control	Generally, means a termination of executive’s employment within three months prior to the execution of an agreement that results in a change of control or twelve months following a change of control.
Good reason	Generally means voluntary resignation of employment because of the existence of any of the following reasons without executive's consent that continue following the expiration of any cure period: (i) a material reduction of title, authority, duties, or responsibilities from those in effect immediately prior to the reduction; (ii) an adverse change in reporting responsibilities, unless it involves a sale, separation or spin-off of a portion of Edgio's business operations, Edgio remains a going concern, and executive’s duties, position and responsibilities with respect to the remaining business operations are not materially reduced; (iii) a material reduction in cash compensation as in effect immediately prior to such reduction (not including a one-time reduction of less than 10% in the aggregate that also is applied to Edgio's other similarly situated executive officers); (iv) a failure by Edgio to require any successor entity to specifically assume all of its obligations under executive's employment agreement; or (v) a material breach by us (or Edgio's successor) of any material contractual obligation owed to executive pursuant to the employment agreement that is not cured following notice and a reasonable cure period. Notwithstanding the foregoing, executive cannot resign for good reason without first providing Edgio with written notice within 30 days of the event that constitutes “good reason” specifically identifying the acts or omissions constituting the grounds for good reason and a reasonable cure period of not less than 30 days.
Material Conditions to or Obligations of Severance
The receipt of any severance or change of control benefits is conditioned upon the executive delivering and not revoking a separation agreement and general release of claims substantially in a form prescribed by Edgio. Further,

Edgio Proxy Statement

the executive must agree that for a two-year period following executive's termination that executive will not (i) solicit any of Edgio's employees for employment other than with Edgio, and (ii) engage in competition with or have an ownership interest in a business that competes with Edgio.
The tables below show the potential payments and benefits each of the NEOs would have been entitled to receive in the event of a change of control (assuming that a successor entity assumes, substitutes, or continues outstanding equity awards) or if each such officer’s employment had been terminated under the following circumstances as of December 31, 2022. Due to a number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. Mr. Boncel terminated his service relationship with the Company on June 15, 2023, and his severance benefits are quantified above.
Potential Payments Upon a Change of Control With no Termination of Employment

Name	Severance Salary ($)	Severance Bonus ($)	Acceleration of Unvested Equity Awards ($) (1)	Health and Welfare Benefits ($)	Total ($)
Robert Lyons	$—	$—	$325,824	$—	$325,824
Stephen Cumming	—	—	242,052	—	242,052
Kathy Austin	—	—	145,783	—	145,783
Richard Diegnan	—	—	91,304	—	91,304
Nancy Maluso	—	—	97,765	—	97,765

(1)	Valuation of acceleration of vesting of unvested equity awards is equal to 50% of the unvested RSUs and 50% of the unvested stock options with an exercise price less than the $1.13 per share closing price of Edgio's common stock on December 30, 2022, the last trading day of 2022, held by each NEO.
Potential Payments Upon Termination Without Cause or Resignation for Good Reason, each in Connection with a Change of Control

Name	Severance Salary ($) (1)	Severance Bonus ($) (1)	Acceleration of Unvested Equity Awards ($) (2)	Health and Welfare Benefits ($) (3)	Total ($)
Robert Lyons	$550,000	$550,000	$651,647	$18,150	$1,769,797
Stephen Cumming	450,000	337,500	484,104	6,050	1,277,654
Kathy Austin	310,000	155,000	291,566	11,443	768,009
Richard Diegnan	325,000	162,500	182,676	9,088	679,264
Nancy Maluso	380,000	190,000	195,531	1,189	766,720

(1)	Amounts represent 12 months of continued base salary and 100% of target bonus for Messrs. Lyons, Cumming, and Diegnan, and Messes. Austin and Maluso.

(2)	Valuation of acceleration of vesting of unvested equity awards is equal to 100% of the unvested RSUs and 100% of the unvested stock options with an exercise price less than the $1.13 per share closing price of Edgio's common stock on December 30, 2022, the last trading day of 2022, held by each NEO.

(3)	Health and welfare benefits are calculated using the monthly COBRA cost of medical, dental, and vision insurance elected by the NEO during fiscal 2022, multiplied by 12 months.

Edgio Proxy Statement

Potential Payments Upon Termination Without Cause or Resignation for Good Reason, each Not in Connection with a Change of Control

Name	Severance Salary ($) (1)	Severance Bonus ($) (1)	Acceleration of Unvested Equity Awards ($)	Health and Welfare Benefits ($) (2)	Total ($)
Robert Lyons	$550,000	$550,000	$—	$18,150	$1,118,150
Stephen Cumming	450,000	337,500	—	6,050	793,550
Kathy Austin	310,000	155,000	—	11,443	476,443
Richard Diegnan	325,000	162,500	—	9,088	496,588
Nancy Maluso	380,000	190,000	—	1,189	571,189

(1)	Amounts represent 12 months of continued base salary and 100% of target bonus for Messrs. Lyons, Cumming, and Diegnan, and Messes. Austin and Maluso.

(2)	Health and welfare benefits are calculated using the monthly COBRA cost of medical, dental, and vision insurance elected by the NEO during fiscal 2022, multiplied by 12 months.
Potential Payments Upon Death or Disability, each Not in Connection with a Change of Control

Name	Severance Salary ($)	Severance Bonus ($)	Acceleration of Unvested Equity Awards ($) (1)	Health and Welfare Benefits ($)	Total ($)
Robert Lyons	$—	$—	$162,912	$—	$162,912
Stephen Cumming	—	—	121,026	—	121,026
Kathy Austin	—	—	72,892	—	72,892
Richard Diegnan	—	—	45,652	—	45,652
Nancy Maluso	—	—	48,883	—	48,883

(1)	Valuation of acceleration of vesting of unvested equity awards is equal to 25% of the unvested RSUs and 25% of the unvested stock options with an exercise price less than the $1.13 per share closing price of Edgio's common stock on December 30, 2022, the last trading day of 2022, held by each NEO.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, Edgio are provides the following information for fiscal 2022 about the relationship of the annual total compensation of Edgio’s employees and the annual total compensation of Edgio’s CEO, Mr. Lyons.
•the annual total compensation of Edgio’s median employee was $108,806;
•the annual total compensation of Edgio’s CEO was $3,686,657, based on the total compensation as reflected in the Summary Compensation Table above and with base salary annualized for 2022; and
•Edgio's estimate of the ratio of Edgio’s CEO’s annual total compensation to Edgio’s median employee’s annual total compensation was 34 to 1.
As permitted by SEC rules, Edgio selects the individual who represented Edgio’s median employee, by reviewing annual base salary, commissions, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards granted during 2022), perquisites, company contributions to defined contribution plans, and insurance premiums paid by Edgio for all 979 individuals worldwide who were employed by Edgio on December 31, 2022 (whether employed on a full-time, part-time, seasonal, or temporary basis). The total number of employees is an aggregate number of all employees including those acquired from Edgio’s acquisition of Edgecast, Inc. in 2022 (excluding the Chief Executive Officer). For employees paid in other than U.S. dollars, Edgio converted their

Edgio Proxy Statement

compensation to U.S. dollars and did not make any cost-of-living adjustments to such compensation. Edgio did not annualize total direct compensation for employees employed by us for less than the full fiscal year.
Once Edgio selected the individual who represented the median employee, Edgio then calculated the annual total compensation for this employee using the same methodology Edgio used for the NEOs in the section entitled “Executive Compensation and other Matters—2022 Summary Compensation Table” located elsewhere in this proxy statement to yield the median annual total compensation disclosed above.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on Edgio's internal records and the methodology described above. The SEC rules for calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Director Compensation
The non-employee members of Edgio's Board are eligible to receive both cash and equity compensation for their service as board members. Members of management who are on the Board are not eligible for additional compensation for service as board members. Edgio's Amended and Restated 2007 Equity Incentive Plan provides that the value of all compensation paid to a non-executive director in any calendar year will not exceed $500,000.
The Compensation Committee periodically reviews Edgio's Board compensation program and may, from time-to-time, recommend to the Board changes to the program. The Compensation Committee may seek the advice of an independent compensation consultant to the extent it deems necessary or appropriate in the discharge of its duties. In 2022, the Compensation Committee engaged Compensia, an independent compensation consultant, to conduct a review of Edgio's director compensation program and provide the Compensation Committee with market data to evaluate. Based on these reviews, Edgio's director compensation program for 2022 changed from fiscal 2021 to be more aligned with the market rates for directors at similar technology companies. Specifically, Compensation Committee approved an increase for the non-executive chairperson's cash retainer from $40,000 per year to $50,000 per year, increasing the Compensation Committee chairperson committee retainer from $10,000 per year to $15,000 per year, and increasing the Nominating and Governance Committee chairperson committee retain from $5,000 per year to $9,000 per year. In addition, committee member cash retainers for the Audit Committee, Compensation Committee and Nominating Committee increased from $9,000 per year to $10,000 per year, $6,000 per year to $7,500, and $0 per year to $4,500 per year, respectively. Such increases were prorated for 2022.
Equity Awards
Edgio grants an equity award to a new non-executive director when he or she first joins the Board (the “Initial Award”). Initial Awards are based on a fixed value of $350,000 and are paid in RSUs that vest over a two-year period, subject to continued service through applicable vesting date. Edgio also grants an annual equity award to each non-executive director (the “Annual Award”). Annual awards are based on a fixed value of $175,000 or such other amount as determined in the judgment of the Compensation Committee and are paid in RSUs that fully vest on the day prior to the issuer's annual shareholder meeting the following year, but in no event later than December 31 of that year, subject to continued service through applicable vesting date.
Cash Retainers
Edgio provides our non-executive directors with cash retainers, paid quarterly in arrears. The annual cash retainer for the Chairman is $50,000 and for each non-executive director is $40,000. Additionally, Edgio provides the following annual cash retainers in fiscal 2022. The amounts below were prorated beginning with the third quarter of 2022 based on the change in compensation that was approved in June 2022:
•Mr. Peterschmidt received $30,000 for service as Edgio's non-executive Chairperson of the Board;

Edgio Proxy Statement

•Mr. Amaral received $20,000 for service as Edgio's Audit Committee Chairperson;
•Mr. Genereux received $7,500 for services as Compensation Committee Chairperson before changing his role in August 2022 to a member of the Compensation Committee. Ms. Ledingham received $6,250 for service as Edgio's Compensation Committee Chairperson;
•Mr. Genereux received $4,500 for service as Edgio's Nominating and Governance Committee Chairperson;
•Mr. Peterschmidt received $10,000 for service as a member (other than Chairperson) of the Audit Committee;
•Messrs. Amaral, and Peterschmidt, received $7,500 and Mr. Genereux received $2,500 for service as a member (other than Chairperson) of the Compensation Committee; and
•Each non-executive director (other than Chairperson) received $4,500 for service as a member of the Nominating and Governance Committee.
The following table presents compensation received by Edgio's non-executive directors during fiscal 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Walter Amaral (2)	$69,000	$113,490	$182,490
Doug Bewsher (3)	42,250	113,490	155,740
Scott Genereux (4)	54,500	113,490	167,990
Patricia Hadden (5)	42,250	113,490	155,740
Dianne Ledingham (6)	34,125	267,225	301,350
David C. Peterschmidt (7)	89,000	113,490	202,490
Reed Rayman (8)	22,250	—	22,250
E-Fei Wang (9)	22,250	—	22,250
Jeffrey Fisher (10)	27,500	—	27,500
Mare DeBovoise (11)	22,458	—	22,458

(1)
These amounts represent the grant date fair value for the RSUs granted to non-employee directors for their service on the Board, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. A discussion of the assumptions used in the calculation of these amounts for awards granted in 2022 are included in Note 17 “Share-Based Compensation” in the “Notes to Consolidated Financial Statements” included within our Annual Report on Form 10-K for fiscal 2022. These amounts do not represent the actual amounts paid.

(2)	As of December 31, 2022, Mr. Amaral held 42,347 RSUs.

(3)	As of December 31, 2022, Mr. Bewsher held 42,347 RSUs.

(4)
As of December 31, 2022, Mr. Genereux held 42,347 RSUs. Mr. Genereux resigned as Compensation Committee Chairperson in August of 2022, but remains on the Compensation Committee as a member. Mr. Genereux was appointed as Nominating and Governance Committee Chairperson in August of 2022.

(5)	As of December 31, 2022, Ms. Hadden held 42,347 RSUs.

(6)	Ms. Ledingham joined the Board on June 15, 2022, and was appointed as Compensation Committee Chairperson in August of 2022. As of December 31, 2022, Ms. Ledingham held 108,628 RSUs.

(7)	As of December 31, 2022, Mr. Peterschmidt held 42,347 RSUs.

(8)	Mr. Rayman joined the Board on June 15, 2022, in connection with the closing of the company’s acquisition of Edgecast, Inc. All fees are paid to College Top Holdings, Inc. As of December 31, 2022, Mr. Rayman did not hold any RSUs.

(9)	Mr. Wang joined the Board on June 15, 2022, in connection with the closing of the company’s acquisition of Edgecast, Inc. All fees are paid to College Top Holdings, Inc. As of December 31, 2022, Mr. Wang did not hold any RSUs.

(10)	Mr. Fisher retired from the Board on June 15, 2022. The amounts shown are prorated to reflect the portion of the year he was a service provider. As of December 31, 2022, Mr. Fisher did not hold any RSUs.

(11)	Mr. DeBevoise retired from the Board on June 15, 2022. The amounts shown are prorated to reflect the portion of the year that he was a service provider. As of December 31, 2022, Mr. DeBevoise did not hold any RSUs.

Edgio Proxy Statement

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following tables set forth information about the beneficial ownership of Edgio common stock on September 15, 2023, by:
•each person known to us to be the beneficial owner of more than 5% of Edgio common stock;
•each executive officer;
•each of Edgio’s directors; and
•all of Edgio’s executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to state community property laws, Edgio believes, based on the information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options held by that person that are currently exercisable or exercisable within 60 days of September 15, 2023, and common stock issuable upon the vesting of restricted stock units within 60 days of September 15, 2023, ignoring the withholding of shares of common stock to cover applicable taxes, are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of any other person. Percentage of ownership is based on 222,701,481 shares of Edgio's common stock outstanding on September 15, 2023. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Edgio, Inc., 11811 N. Tatum Blvd, Suite 3031, Phoenix, Arizona 85028.

	Shares Beneficially Owned
Beneficial Owner	Number		Percent
College Top Holdings, Inc.	80,812,429	(1)	36.9%
Robert Lyons	1,211,036	(2)	*
Stephen Cumming	232,951	(3)	*
Daniel Boncel	688,873	(4)	*
Kathy Austin	160,169	(5)	*
Richard Diegnan	96,282	(6)	*
Nancy Maluso	—		*
Ajay Kapur	2,624,397	(7)	1.2%
Walter Amaral	301,259	(8)	*
Reed Rayman	—		*
David Peterschmidt	128,259	(9)	*
Doug Bewsher	127,458	(10)	*
Scott Genereux	143,305	(11)	*
E-Fei Wang	—		*
Patricia Parra Hadden	87,773	(12)	*
Dianne Ledingham	36,238	(13)	*
All directors and executive officers as a group (15 persons)	5,852,817	(14)	2.6%

(1)	This information is based on Schedule 13D filed with the SEC jointly on June 27, 2022, by (i) College Top Holdings, Inc.; (ii) College Parent L.P.; (iii) College Parent Holdings GP,LLC; (iv) AP IX College Holdings, L.P.; (v) AP IX College Holdings GP, LLC; (vi) Apollo Management IC, L.P.; (vii) AIF IX Management, LLC; (viii) Apollo Management, L.P.; (ix) Apollo Management GP, LLC; (x) Apollo Management Holdings, L.P.; (xi) Apollo Management Holdings GP, LLC., all of which, reports its address as 5c/o Apollo Management, L.P., 9 West 57th Street, New York, New York 10019.

Edgio Proxy Statement

(2)	Includes 729,989 shares of common stock held by Robert Lyons. Also includes 481,047 shares issuable upon exercise of options that are exercisable within 60 days of September 15, 2023.

(3)	Includes 61,619 shares of common stock held by Stephen Cumming. Also includes 171,332 shares issuable upon exercise of options that are exercisable within 60 days of September 15, 2023.

(4)	Includes 304,451 shares of common stock held by Daniel Boncel. Also includes 384,422 shares issuable upon exercise of options that are exercisable within 60 days of September 15, 2023.

(5)	Includes 111,915 shares of common stock held by Kathy Austin. Also includes 48,254 shares issuable upon exercise of options that are exercisable within 60 days of September 15, 2023.

(6)	Includes 31,915 shares of common stock held by Richard Diegnan. Also includes 64,367 shares issuable upon exercise of options that are exercisable within 60 days of September 15, 2023.

(7)	Includes 2,624,397 shares of common stock held by Ajay Kapur.

(8)	Includes 301,259 shares of common stock held by Walt Amaral.

(9)	Includes 128,259 shares of common stock held by David Peterschmidt.

(10)	Includes 127,458 shares of common stock held by Doug Bewsher.

(11)	Includes 143,305 shares of common stock held by Scott Genereux.

(12)	Includes 87,773 shares of common stock held by Patricia Hadden.

(13)	Includes 36,238 shares of common stock held by Dianne Ledingham.

(11)	Includes an aggregate of 1,149,422 shares issuable upon exercise of options that are exercisable within 60 days of September 15, 2023.
Securities Authorized for Issuance Under Equity Compensation Plans
Edgio currently maintains two equity-based compensation plans that have been approved by Edgio stockholders: the Amended and Restated 2007 Equity Incentive Plan (the “equity incentive plan”), which was approved by Edgio stockholders in 2007, and again in 2016, and the ESPP, which was approved by Edgio stockholders in 2013 and again in 2019. Edgio also maintains an equity-based compensation plan not approved by Edgio stockholders: the 2021 Inducement Plan (the “inducement plan”). The following table sets forth, for each of Edgio’s equity-based compensation plans, the number of shares of Edgio's common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares available for future award grants as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($/share)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column (#)
Equity compensation plans approved by security holders	11,008,344 (1)	2.87 (2)	13,572,261 (3)
Equity compensation plans not approved by security	10,496,533 (4)	—	503,647
Total	21,504,877	$2.87	14,160,728

(1)	Includes outstanding stock options for 11,008,344 shares of Edgio's common stock under the equity incentive plan.

Edgio Proxy Statement

(2)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price, or purchase rights accruing under the ESPP during the purchase period that began on November 15, 2022 because the purchase right (and therefore the number of shares to be purchased) will be determined after the filing of the company’s annual report on Form 10-K. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant on any one purchase date for any purchase period, including the current period, may not exceed 5,000 shares. There are no warrants or other rights outstanding.

(3)	Includes 11,436,681 shares available for issuance under the equity incentive plan. The equity incentive plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year equal to the least of (i) 4% of the outstanding shares of Edgio common stock on the last day of the immediately preceding fiscal year; (ii) 4,500,000 shares; or (iii) such other amount as the Edgio board may determine. On January 1, 2023, the number of shares reserved for issuance under the equity incentive plan increased by 4,500,000 shares. The data presented in this table was calculated as of December 31, 2022, and does not reflect the January 1, 2023 increase.
This also includes 2,225,580 shares reserved for issuance under the ESPP (which number includes shares subject to purchase during the current purchase period, which commenced on November 16, 2022, and the exact number of which will not be known until the company determines the date to complete the purchase).

(4)
Includes the inducement plan. For more information about the inducement plan, please see Note 15 to Edgio’s Annual Report on Form 10-K, as amended for the year ended December 31, 2022 filed with the SEC on June 29, 2023. In connection with Edgio's acquisition of Moov Corporation, we also assumed outstanding Moov Corporation options. As of December 31, 2022, there were 791,438 shares issuable under such outstanding stock options (with a weighted-average exercise price of $0.45 per share). For more information about the assumption of the Moov Corporation options, please see Note 4, Business Acquisition, Moov Corporation.

Certain Relationships, Related Transactions, and Director Independence
The information required by this item is included elsewhere in this proxy statement under "Corporate Governance".
Certain Relationships and Related Transactions
Agreements with Directors and Executives
Edgio enters into compensation arrangements with Edgio's non-executive directors and executives. Edgio also enter into indemnification agreements with each director and officer that require Edgio to indemnify each individual for certain liabilities to which they may become subject as a result of their affiliation with Edgio to the fullest extent permitted by Delaware law, Edgio's bylaws, and Edgio's certificate of incorporation.
Policies and Procedures for Related Party Transactions
Edgio's Board has adopted a written policy requiring approval of certain transactions between Edgio and “related parties.” For purposes of the policy, a “related party” consists of executive officers or directors, any stockholder beneficially owning more than 5% of Edgio's common stock, or immediate family members of any such person. This policy is administered by the Audit Committee and applies to any transaction or series of transactions in which Edgio (or any subsidiary) is a participant, the amount involved exceeds or is expected to exceed $120,000 in any calendar year, and any related party has a direct or indirect material interest.
The Audit Committee must review and approve in advance any related party transaction that exceeds or is expected to exceed $5,000. All of Edgio's directors, officers, and employees are required to report any related party transaction to Edgio's Audit Committee prior to its completion. A memorandum detailing Edgio's related party transactions is provided to the Committee every quarter. The Audit Committee reviews and approves the related party memorandum, and such approvals are documented in the Audit Committee meeting minutes in which the related party memorandum is presented.
Stockholder Agreement
On June 15, 2022, pursuant to the Purchase Agreement between College Parent and Edgio (the Purchase Agreement), Edgio and College Parent entered into a stockholders agreement (the “Stockholders Agreement”),

Edgio Proxy Statement

pursuant to which, among other things, Edgio is obligated to ensure the Edgio Board and certain committees thereof consist of the individuals set forth therein, including the applicable designees of Seller, in each case, as more particularly set forth in the Stockholders Agreement. At the closing, the Edgio Board will consist of nine total directors: three designees of Seller, and six individuals who are currently directors of Edgio.
Under the Stockholders Agreement, for so long as Seller beneficially owns a number of Edgio common shares representing more than 10% of the then outstanding Edgio common shares, College Parent will maintain the right to nominate for election designees designated by College Parent. Edgio will also cause the Edgio Board to nominate for election that number of individuals designated by College Parent that, if elected, would result in three designees of College Parent serving on the Edgio Board until the earlier of such time as College Parent beneficially owns a number of Edgio common shares representing less than 30% of the number of outstanding Edgio common shares, after which time College Parent’s designation rights will be reduced to two designees until such time as College Parent beneficially owns Edgio common shares representing less than 20% of the number of outstanding Edgio common shares, after which time College Parent’s designation rights will be reduced to one designee.
Pursuant to the Stockholders Agreement and subject to certain exceptions, College Parent will agree, for the Relevant Restricted Period (as defined in the Stockholders Agreement) after the closing, not to Transfer (as defined in the Stockholders Agreement) any Edgio common shares and Earnout Purchaser Shares Stock (as defined in the Stockholders Agreement) held by College Parent as of the closing after giving effect to the Pre-Closing Restructuring.
The Stockholders Agreement will also contain certain restrictions on Edgio, for so long as College Parent continues to beneficially own at least 50% of the Edgio common shares, Edgio may not take the following actions without the prior written consent of College Parent, such approval not to be unreasonably withheld: (i) amend the organizational documents of Edgio or any of its material subsidiaries in any manner that would be disproportionately adverse to College Parent, (ii) change the size of the Edgio Board and (iii) undertake any liquidation, dissolution or winding up of Edgio.
Registration Rights Agreement
On June 15, 2022, pursuant to the Purchase Agreement, Edgio entered into a registration rights agreement (the “Registration Rights Agreement”) with College Parent (together with any other party that may become a party to the Registration Rights Agreement, “Holders”). Pursuant to the Registration Rights Agreement, among other things, and on the terms and subject to certain limitations set forth therein, Edgio is obligated to use its commercially reasonable efforts to prepare and file on or prior to the first expiration date of the Relevant Restricted Period (as defined in the Registration Rights Agreement) a registration statement registering Edgio common shares held by Holders, including any Earnout Purchaser Shares acquired by Holders in accordance with the Purchase Agreement.
The Registration Rights Agreement also provides Holders with certain customary piggyback registration rights. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and Edgio’s right to delay or withdraw a registration statement under certain circumstances.
Director Independence
For the information required by this item relating to the independence of Edgio's directors please see “Directors and Corporate Governance—Information About the Directors and Nominees”.

Edgio Proxy Statement

Pay-Versus-Performance Disclosure
The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with stockholder interests and links pay to performance through a blend of short-term and long-term performance measures. In 2021, our tenured Chief Executive Officer, Robert Lento (“PEO 2”) retired from his position on February 1, 2021. Upon separation, Robert Lyons (“PEO 1”) was appointed to fill the vacancy created by Mr. Lento’s retirement. We provide the compensation actually paid for both individuals providing services as Chief Executive Officer during the covered fiscal years in the following tables.
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance. Please note that the information provided with respect to our financial performance is taken from the consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2022 (the “financial statements”), as contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2023. The consolidated financial statements as of and for the years ended December 31, 2021 and 2020 have been restated to correct misstatements. For further information concerning our pay for performance philosophy and how our executive compensation aligns with our performance, please refer to the Compensation Discussion and Analysis.
Pay-Versus-Performance Table

Year	Summary Compensation Table Total for PEO 1[1]	Compensation Actually Paid to PEO 1[2]			Average Summary Compensation Table Total for Non-PEO Named Executive Officers[3]	Average Compensation Actually Paid to Non-PEO Named Executive Officers[4]	Value of Initial Fixed $100 Investment Based On:		Net Income[7] (in millions)	Company-Selected Measure - Revenue[8] (in millions)
			Summary Compensation Table Total for PEO 2[1]	Compensation Actually Paid to PEO 2[2]			Total Stockholder Return[5]	Peer Group Total Stockholder Return[6]
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$4,236,656	$2,274,798	N/A	N/A	$1,348,900	$927,718	$28	$138	-$137	$339
2021	$3,325,961	$3,111,631	N/A	N/A	$4,753,398	$5,415,461	$84	$192	-$61	$201
2020	N/A	N/A	$2,634,361	$3,316,635	$991,559	$1,121,234	$98	$143	-$22	$224

1 The dollar amounts reported in column (b) represent the amount of total compensation reported for Robert Lyons (“PEO 1”) and Robert Lento (“PEO 2”) (our “PEOs”) for each corresponding covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. Please refer to the Compensation Discussion and Analysis.

2 The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Robert Lyons (“PEO 1”) and Robert Lento (“PEO 2”), as computed in accordance with Item 402(v) of Regulation S-K for each corresponding covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to our PEOs during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation of PEO 1 and PEO 2 for each covered fiscal year to determine the “compensation actually paid” to each of them for such fiscal year:

Year	Reported Summary Compensation Table Total for PEO 1	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO 1
2022	$4,236,656	$2,603,355	$641,497	$2,274,798
2021	$3,325,961	$2,580,970	$2,366,640	$3,111,631
2020	N/A	N/A	N/A	N/A

Edgio Proxy Statement

Edgio Proxy Statement

Year	Reported Summary Compensation Table Total for PEO 2	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO 2
2022	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A
2020	$2,634,361	$1,696,261	$2,378,535	$3,316,635

(a) The reported grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option
Awards” columns in the Summary Compensation Table for each covered fiscal year. These values were subtracted from the "Total"          column from the Summary Compensation Table.
(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.

The amounts deducted or added in calculating the equity award adjustments for PEO 1 are as follows:

Year	Year End Fair Value of All Outstanding and Unvested Equity Awards Granted during Covered Fiscal Year as of End of Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Years as of End of Covered Fiscal Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year that Vested in Covered Fiscal Year	Fair Value at End of Prior Fiscal Year of Any Outstand-ing and Unvested Equity Awards Granted in Any Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Covered Fiscal Year	Total Equity Award Adjustments
2022	$481,674	-$679,370	$807,684	$31,509	$0	$0	$641,497
2021	$2,128,829	$0	$237,811	$0	$0	$0	$2,366,640
2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A

The amounts deducted or added in calculating the equity award adjustments for PEO 2 are as follows:

Edgio Proxy Statement

Edgio Proxy Statement

Year	Year End Fair Value of All Outstanding and Unvested Equity Awards Granted during Covered Fiscal Year as of End of Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Years as of End of Covered Fiscal Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year that Vested in Covered Fiscal Year	Fair Value at End of Prior Fiscal Year of Any Outstand-ing and Unvested Equity Awards Granted in Any Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Covered Fiscal Year	Total Equity Award Adjustments
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2020	$1,716,519	-$96,557	$235,223	$523,351	$0	$0	$2,378,535
Equity Award Valuations – our PEOs: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. The valuation assumptions used to calculate the fair values of the stock options held by our PEOs that vested during or were outstanding as of the end of each covered fiscal year were as follows: the expected term assumptions varied from 4.17-5.49 years, the risk-free rate varied from 0.50% - 3.96%, the dividend yield was 0% and the stock price volatility assumptions varied from 55.05-64.71% depending on the specific stock option the fair value of which was being recalculated. Time-based restricted stock unit award grant date fair values are calculated using the stock price as of date of grant. The valuation assumptions used to calculate the fair values of the time-based restricted stock unit awards held by our PEOs that vested during or were outstanding as of the end of each covered fiscal year have been adjusted using the stock price as of each vesting date and as of year-end.
3 The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (our “NEOs”) as a group (excluding our PEOs) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. The names of each NEO (excluding our PEOs) included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:
•for 2022, the average “compensation actually paid” comprised the compensation of our former Chief Financial Officer, Daniel Boncel, our current Chief Financial Officer, Stephen Cumming, our Chief People Experience Officer, Kathy Austin, our Chief Legal Officer, Richard Diegnan, and our Chief Marketing & Strategy Officer, Nancy Maluso;
•for 2021, the average “compensation actually paid” comprised the compensation of our former Chief Financial Officer, Daniel Boncel, our Chief Technology Officer, Ajay Kapur, our former Chief Growth Officer, Eric Armstrong, and our Chief People Experience Officer, Kathy Austin; and
•for 2020, the average “compensation actually paid” comprised the compensation of our Former Chief Financial Officer, Sajid Malholtra, our Chief Financial Officer, Daniel Boncel, our former Senior Vice President, Sales, Thomas Marth, our former Chief Administrative and Legal Officer and Secretary, Michael DiSanto, and our former Chief Marketing Officer, Christine Cross.
4 The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to our NEOs as a group (excluding our PEOs), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned or received by or paid to our NEOs as a group (excluding our PEOs) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each covered fiscal year to determine the “compensation actually paid” to our NEOs as a group (excluding our PEOs) for such fiscal year using the same methodology described above in Note 4(b) below:

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Reported Grant Date Fair Value of Equity Awards Reported in Summary Compensation Table (a)	Equity Award Adjustments (b)	Average Compensation Actually Paid to Non-PEO Named Executive Officers
2022	$1,348,900	$1,009,742	$588,560	$927,718
2021	$4,753,398	$4,194,268	$4,856,331	$5,415,461
2020	$991,559	$537,489	$667,164	$1,121,234
(a) The average reported grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year. These values were subtracted from the “Total” column from the Summary Compensation Table.
(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the average year-end fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the average change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity
49
Edgio Proxy Statement

awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the average fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the average change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the average fair value at the end of the prior fiscal year; and (vi) the average dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.
The amounts deducted or added in calculating the equity award adjustments for our NEOs as a group (excluding our PEOs) are as follows:

Year	Average Year End Fair Value of All Outstanding and Unvested Equity Awards Granted in Any Covered Fiscal Year as of End of Covered Fiscal Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Year as of End of Covered Fiscal Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year that Vested in Covered Fiscal Year	Average Fair Value at End of the Prior Year of Any Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year	Average Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Not Otherwise Included in Total Compensation for Covered Fiscal Year	Total Average Equity Award Adjustments
2022	$571,530	-$53,414	$72,706	-$2,262	$0	$0	$588,560
2021	$4,903,370	-$21,558	$0	-$25,481	$0	$0	$4,856,331
2020	$524,036	-$24,131	$49,270	$117,989	$0	$0	$667,164
Equity Award Valuations – Other NEOs: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. The valuation assumptions used to calculate the fair values of the stock options held by our NEOs as a group that vested during or were outstanding as of the end of each covered fiscal year were as follows: the expected term assumptions varied from 4.17-5.49 years, the risk-free rate varied from 0.50% - 3.96%, the dividend yield was 0% and the stock price volatility assumptions varied from 55.05-64.71% depending on the specific stock option the fair value of which was being recalculated. Time-based restricted stock unit award grant date fair values are calculated using the stock price as of date of grant. The valuation assumptions used to calculate the fair values of the time-based restricted stock unit awards held by our NEOs as a group that vested during or were outstanding as of the end of each covered fiscal year have been adjusted using the stock price as of vesting date and as of year-end.
5 Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period (December 31, 2019) by our share price at the beginning of the measurement period.
6 Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P 500 Information Technology index.
7 The dollar amounts reported represent the amount of net income (loss) reflected in our restated financial statements for each covered fiscal year.
8    The Company Selected Measure reflects revenue dollar amounts reported in our restated financial statements for each covered fiscal year.
Financial Performance Measures
The financial performance measures listed below represent the most important financial performance measures used by us to link compensation actually paid to our named executive officers, for the most recently completed fiscal year, to our performance:
•Total Revenue
•Cash Gross Margin
•Adjusted EBITDA
Additional information about each of these financial performance measures and the role of our performance with respect to each of these measures in determining our executive compensation are discussed in greater detail in the Compensation Discussion and Analysis.

50
Edgio Proxy Statement

Compensation Actually Paid and Company TSR and Peer Group TSR
The following chart illustrates the relationship between our compensation actually paid and our cumulative TSR across our last three completed fiscal years and the relationship between our cumulative TSR and the cumulative TSR of our peer group over the same period.

Edgio Proxy Statement

Compensation Actually Paid and Net Income
The following chart illustrates the relationship between our compensation actually paid and our net income as reported in our restated financial statements filed with the SEC on June 29, 2023.

Edgio Proxy Statement

Compensation Actually Paid and Company-Selected Measure
The following chart illustrates the relationship between our compensation actually paid and our revenue as reported in our restated financial statements filed with the SEC on June 29, 2023.

Edgio Proxy Statement

PROPOSALS

PROPOSAL ONE: ELECTION OF DIRECTORS
We have a classified Board. Our Board currently consists of three Class I directors, three Class II directors, and three Class III directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates or until their respective successors are duly elected and qualified.
Changes in Composition of the Board of Directors
The Board is presently composed of nine members, eight of whom are independent directors. In 2022, Jeffrey Fisher and Marc Debevoise resigned from the Board in connection with the Edgecast acquisition and E-Fei Wang and Reed Rayman replaced them as Class II and Class III directors, respectively. Concurrent with Messrs. Wang and Rayman joining the Board, the Board appointed a new independent director, Dianne Ledingham to fill a vacancy as a Class II director. Messrs. Wang and Rayman and Ms. Ledingham accepted their appointments, and each agreed to serve until his or her successor is elected and qualified or until his or her earlier resignation or removal. Ms. Ledingham’s and Mr. Wang’s appointment expires at the annual meeting in 2024 and Mr. Rayman’s appointment expires at our annual meeting in 2025.
Nominees
The Nominating and Governance Committee selected Walter Amaral, Scott Genereux and Patricia Hadden as nominees for election to Class I of the Board at the Annual Meeting. Messrs. Amaral and Genereux and Ms. Hadden are current directors. Mr. Amaral's appointment began in 2007, Mr. Genereux’s appointment began in 2017 and Ms. Hadden’s appointment began in 2018. If elected, Messrs. Amaral and Genereux and Ms. Hadden will each serve as a director until our annual meeting in 2026, until their respective successors are elected and qualified, or their earlier resignation or removal.
Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” Messrs. Amaral and Genereux and Ms. Hadden. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that any nominee would be unable or unwilling to serve as a director.
Vote Required
If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. Abstentions and broker non-votes will have no effect on the election of directors.
Each director in an uncontested election will be elected by the vote of the majority of the votes cast with respect to the nominee. For these purposes, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In a contested election, directors will be elected under a plurality standard.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF WALTER AMARAL, SCOTT GENEREUX AND PATRICIA HADDEN TO THE BOARD OF DIRECTORS.

Edgio Proxy Statement

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board has selected Ernst & Young LLP ("EY") to audit our consolidated financial statements for the fiscal year ending December 31, 2023. The Board's decision to appoint EY was based on the recommendation of the Audit Committee. Before making its recommendation to the Board, the Audit Committee carefully considered that firm’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with EY in all of these respects.
Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Board, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board believes that such a change would be in the best interests of Edgio and its stockholders. If the stockholders do not ratify the appointment of EY, the Board of Directors may reconsider its selection.
EY has been engaged as our independent registered public accounting firm since fiscal year 2006. The Board expects that representatives of EY will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
Principal Accountant Fees and Services
The following table presents the fees paid or accrued by Edgio for the audit and other services provided by EY for the years ended December 31, 2022, and 2021:

	2022	2021
Audit Fees (1)	$2,035,000	$820,380
Audit-Related Fees (2)	556,000	235,000
Tax Fees	147,000	53,045
All Other Fees (3)	2,000	3,600
Total Fees	$2,740,000	$1,112,025

(1)	Includes fees associated with the audit of Edgio's annual consolidated financial statements and internal control over financial reporting included in Edgio's Annual Report on Form 10-K and the reviews of consolidated financial statements included in Edgio's quarterly reports on Form 10-Q. This category also includes consultations on audit and accounting matters that arose during, or as a result of, the audit or the review of Edgio's interim consolidated financial statements, services rendered to review Edgio's SEC filings, including consents and comment letters, and/or certain other one-time procedures.

(2)	Includes fees associated with financial and tax due diligence in connection with acquisitions.

(3)	For 2022 and 2021, “All Other Fees” include a fee for access to an accounting and reporting research tool.
Audit Committee Pre-Approval Policy
Prior to the initiation of any audit related or non-audit related service, the Audit Committee is presented with a proposal for such service and an estimate of the fees for pre-approval. In the event the scope of the work requires changes from the initial proposal, the modified proposal is presented to the Audit Committee for pre-approval. The requests for pre-approvals are presented to the Audit Committee at the time of the Audit Committee’s regularly scheduled meetings, or on an as-needed basis. The Audit Committee has delegated to its Chairperson the authority to pre-approve audit related and non-audit related services to be performed by Edgio's independent registered public accounting firm and associated fees on an as-needed basis. Such pre-approvals are reported to the full Audit
53
Edgio Proxy Statement

Committee at its next regularly scheduled meeting. Subsequent to Edgio's IPO in 2007, the Audit Committee has pre-approved 100% of audit related and non-audit related services by Edgio’s independent registered public accounting firm.
The Audit committee has determined the rendering of other professional services for tax compliance and tax advice by EY is compatible with maintaining their independence.
If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of EY as our independent registered public accounting firm. Abstentions will have the effect of a vote “against” the ratification of EY as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS EDGIO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Edgio Proxy Statement

PROPOSAL THREE: NON-BINDING ADVISORY APPROVAL OF THE COMPENSATION
OF EDGIO'S NAMED EXECUTIVE OFFICERS
Stockholders have an opportunity to cast a non-binding advisory vote on the compensation of executives as disclosed in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2023 executive compensation programs and policies and the compensation paid to the named executive officers.
As discussed in the Compensation Discussion and Analysis, the primary objective of our compensation program, including our executive compensation program, is to attract, motivate and retain talented executives responsible for the success of Edgio, which operates in an extremely competitive and rapidly changing part of the high technology industry.
This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Your non-binding advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the interests of Edgio and its stockholders and is consistent with our commitment to high standards of corporate governance.
Because the vote on this proposal is non-binding and advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board; it will not create or imply any additional fiduciary duty on the part of the Board, and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The vote on this proposal is provided as required pursuant to section 14A of the Securities Exchange Act, as amended. The Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.
Stockholders are being asked to vote on the following resolution:
RESOLVED, that the compensation paid to Edgio’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the accompanying narrative, is hereby approved.
The board of directors unanimously recommends that stockholders vote “for” the non-binding advisory approval of the compensation of Edgio's named executive officers.
Vote Required
If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. Abstentions and broker non-votes will have no effect on the election of directors.
Each director in an uncontested election will be elected by the vote of the majority of the votes cast with respect to the nominee. For these purposes, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In a contested election, directors will be elected under a plurality standard.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NON-BINDING ADVISORY APPROVAL OF THE COMPENSATION OF EDGIO'S NAMED EXECUTIVE OFFICERS.

Edgio Proxy Statement

PROPOSAL FOUR: NON-BINDING ADVISORY APPROVAL OF THE FREQUENCY OF NON-BINDING ADVISORY APPROVAL OF THE COMPENSATION OF EDGIO’S NAMED EXECUTIVE OFFICERS
In addition to providing shareholders with the opportunity to cast a non-binding advisory vote on executive compensation, Edgio this year is providing shareholders with a non-binding advisory vote on whether the non-binding advisory vote on executive compensation should be held every one, two or three years.
The Board believes that a frequency of “every three years” for the non-binding advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. In formulating its recommendation, the Board considered that a triennial non-binding advisory vote on executive compensation i) complements our goal to create a compensation program that enhances long-term shareholder value through a program that is designed to motivate executives to achieve short-term and long-term corporate goals, and ii) will provide shareholders the ability to evaluate our compensation program over a time period similar to the periods associated with certain of our compensation awards, allowing them to compare Edgio’s compensation program to the long-term performance of Edgio. Shareholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to "Communicating with the Board of Directors" in this proxy statement for information about communicating with the Board.
The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the Board’s recommendation.
Because the vote on this proposal is non-binding and advisory in nature, it will not be binding on or overrule any decisions by the Board, it will not create or imply any additional fiduciary duty on the part of the Board, and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. The vote on this proposal is provided as required pursuant to Section 14A of the Securities Exchange Act, as amended. The Compensation Committee will take into account the outcome of the vote when considering the frequency of future non-binding advisory approval votes of the compensation arrangements for our named executive officers.
Vote Required
If a quorum is present, approval of this proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to vote on the proposal. Abstentions will have the effect of a neutral vote and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “EVERY THREE YEARS” FOR THE FREQUENCY OF NON-BINDING ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Edgio Proxy Statement

Other Matters
We know of no other matters to be submitted for the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

Edgio Proxy Statement

OTHER INFORMATION

AUDIT COMMITTEE REPORT
The following report of the Audit Committee of the Board shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.

The Audit Committee consists of three directors, each of whom, in the judgment of the Edgio board, is an “independent director” as defined in the listing standards for Nasdaq. The Audit Committee acts pursuant to a written charter that has been adopted by the Edgio board. The charter is available on the Edgio website at https://investors.edg.io.
         On behalf of the Edgio board, the Audit Committee oversees our financial reporting process and our internal controls over financial reporting, areas for which management has responsibility. Ernst & Young LLP (“EY”), our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion as to the conformity of the consolidated financial statements with U.S. GAAP and for issuing an opinion on the effectiveness of Edgio’s internal controls over financial reporting.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and EY our audited consolidated financial statements for the fiscal year ended December 31, 2022, matters relating to our internal controls over financial reporting, and the processes that support the certifications of the financial statements by Edgio’s CEO and CFO. The Audit Committee also discussed with EY the scope and plan for the annual audit. In addition, the Audit Committee discussed with EY the matters required to be discussed by Auditing Standard No. 1301 “Communication with Audit Committees” issued by the Public Company Accounting Oversight Board (the “PCAOB”) and the matters required to be discussed by the SEC. The Audit Committee also has received the written disclosures and the letter from EY as required by Rule 3526 of the PCAOB, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with EY their independence from Limelight and management.
Based on our review of the matters noted above and our discussions with EY and our management, we recommended to the Edgio board that the audited consolidated financial statements be included in our Annual Report on Form 10-K, as amended and Edgio’s Annual Report to our stockholders for the year ended December 31, 2022 (the “annual report”). We also selected EY as Edgio’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Edgio board is recommending that the stockholders ratify this selection at the annual meeting.

Respectfully submitted by:

Walter D. Amaral, Chairperson
David C. Peterschmidt
Dianne Ledingham

58
Edgio Proxy Statement

GENERAL INFORMATION

2023 Annual Meeting of Stockholders and Proxy Statement

Date:	Thursday, November 16, 2023
Time:	12:00 p.m. Eastern time
Place:	Virtual Meeting www.virtualshareholdermeeting.com/EGIO2023

Matters to be Voted on:

1.	Election of Walter Amaral, Scott Genereux, and Patricia Hadden as Class I directors.
2.	Ratification of Ernst & Young LLP as independent registered public accounting firm.
3.	Non-binding advisory approval of the compensation of Edgio's named executive officers.
4.	Non-binding advisory approval of the frequency of advisory approval of compensation of Edgio’s named executive officers.
5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Record Date
Close of business on September 18, 2023.
Attending the Annual Meeting
You will not be able to attend the meeting and vote your shares in person. The meeting will be held remotely and can be attended by all stockholders at www.virtualshareholdermeeting.com/EGIO2023. The proxy holders will vote your shares in accordance with your instructions on the proxy card. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board.
Annual Meeting Materials
A Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2022, and how to vote was mailed on or about Friday, October 6, 2023, to all stockholders entitled to vote at the meeting.
Proxy Materials are Available on the Internet
We have furnished these proxy solicitation materials, including this proxy statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, available on the Internet. A Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report online at www.proxyvote.com, and how to vote your shares, was mailed on or about Friday, October 6, 2023, to all stockholders entitled to vote at the meeting. Our proxy materials are also available at http://www.edg.io/annual-meeting-23/. Our telephone number is (602) 850-5000.
We believe that this method will expedite your receipt of proxy materials, help reduce the environmental impact of our annual meeting, and reduce our printing and mailing costs.
Householding
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Edgio Proxy Statement

Edgio and any banks and brokerage firms that hold shares of Edgio common stock have delivered only one proxy statement to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the documents was delivered. An Edgio stockholder who wishes to receive a separate copy of the proxy statement, now or in the future, may obtain one, without charge, by addressing a request to Corporate Secretary, Edgio, 11811 N. Tatum Blvd, Suite 3031, Phoenix, AZ 85028, telephone: (602) 850-5000. Edgio stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports or notices and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of our common stock and wish to receive only one copy of the proxy materials and annual reports or notices in the future, you will need to contact your bank, broker or other nominee to request that only a single copy of each document be mailed to all Edgio stockholders at the shared address in the future.
Cost of this Proxy Solicitation
We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers, and employees may solicit proxies in person or by the Internet, telephone, or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.
Who May Vote
You may vote if our records show that you own shares of Edgio as of September 18, 2023. As of the close of business on September 18, 2023, we had a total of 225,480,641 shares of common stock issued and outstanding, which were held of record by approximately 245 stockholders. As of September 18, 2023, we had no shares of preferred stock outstanding. You are entitled to one vote for each share that you own.
Voting Your Proxy
If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. If a bank, broker, or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.
If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock in one of the following ways:

Vote by Internet. You may vote via the Internet by following the instructions provided in the Notice or, if you received printed materials, on your proxy card. The website for Internet voting is www.proxyvote.com and is also printed on the Notice and proxy card. Internet voting is available 24 hours per day until 11:59 p.m., EDT, on November 15, 2023. You will receive a series of instructions that will allow you to vote your shares.

Vote by Telephone. You may vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., EDT, on November 15, 2023. You will receive a series of voice instructions that will allow you to vote your shares.

Vote by Mail. You may vote by mail. Please mark, sign, and date your proxy card and return it promptly in the postage-paid envelope provided with your printed materials so that it is received no later than November 15, 2023. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on your Notice.

Edgio Proxy Statement

IF YOU VOTE VIA THE INTERNET OR BY TELEPHONE, PLEASE HAVE YOUR NOTICE AND PROXY CARDS IN HAND. YOU WILL BE REQUIRED TO PROVIDE THE UNIQUE CONTROL NUMBER PRINTED ON YOUR PROXY CARD IN ORDER TO VOTE. YOU WILL BE GIVEN THE OPPORTUNITY TO CONFIRM THAT YOUR INSTRUCTIONS HAVE BEEN PROPERLY RECORDED. YOU WILL NOT NEED TO RETURN YOUR PROXY CARD.
Changing Your Vote
To revoke your proxy instructions if you are a holder of record, you must (i) advise our Corporate Secretary in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares in person. If your shares are held by a bank, broker, or other nominee, you must follow the instructions provided by the bank, broker, or nominee.
How Votes are Counted
The Annual Meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting
Abstentions and Broker Non-Votes
Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your common stock through a bank, broker, or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a broker non-vote) unless you have given voting instructions to the bank, broker, or nominee. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.
Matters to be Presented
We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.
Deadlines for Receipt of Stockholder Proposals and Nominations
Edgio’s stockholders may present proposals for action or candidate for nomination at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Stockholder proposals and nominations that are intended to be included in our proxy statement and form of proxy relating to the meeting for our 2024 annual meeting of stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 14a-8, must be received by us no later than March 28, 2024 to be considered for inclusion.
If a stockholder of Edgio intends to submit a proposal or nomination for director for our 2024 annual meeting of stockholders that is not to be included in Edgio’s proxy statement and form of proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in Edgio’s bylaws not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. Therefore, we must receive notice no earlier than February 7, 2024, no later than 10 days following the date on which public announcement of the meeting.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2024.

Edgio’s bylaws require that certain information and acknowledgments with respect to such a proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to Edgio, Inc., 11811 N. Tatum Blvd, Suite 3031, Phoenix, AZ 85028, Attention: Corporate Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on the SEC’s website located at www.sec.gov and through our website at https://investors.edgio.io.

By order of the Board of Directors
Richard P. Diegnan
                                        Chief Legal Officer & Secretary
October 6, 2023

EDGIO, INC.
ATTN: CORPORATE SECRETARY
11811 NORTH TATUM BLVD., SUITE 3031
PHOENIX, AZ 85028

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EGIO2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23467-P98985

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

EDGIO, INC.

The Board of Directors recommends you vote FOR the following Proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Walter Amaral	☐	☐	☐
1b. Scott Genereux	☐	☐	☐
1c. Patricia Hadden	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of Ernst & Young LLP as independent registered public accounting firm.	☐	☐	☐
3. To vote for and approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company.	☐	☐	☐

The Board of Directors recommends a vote of "3 Years" for the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To vote for and approve, on a non-binding, advisory basis, the frequency of voting on the compensation of the named executive officers of the Company.	☐	☐	☐	☐

NOTE: The Annual Meeting will also address such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V24586-P98985

EDGIO, INC.
Annual Meeting of Stockholders
November 16, 2023, 12:00 PM EST
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Richard Diegnan and Eric Chang, and each of them as proxies for the undersigned, with full power of substitution, to vote all the shares of common stock of Edgio, Inc., the undersigned is entitled to vote at the annual meeting of stockholders to be held on Thursday November 16, 2023, at 12:00 p.m. EST (the "Annual Meeting"), and at any postponement or adjournment thereof. The Annual Meeting will be held virtually by visiting www.virtualshareholdermeeting.com/EGIO2023 and using the 16-digit control number included in your proxy materials. You will not be able to attend the Annual Meeting in person. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE PROPOSALS IN ITEMS 1, 2, AND 3, AND A VOTE OF "3 YEARS" FOR PROPOSAL 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side